SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

☒ Filed by the Registrant
☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ADC TELECOMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, Minnesota 55344-2252
(952) 938-8080

ADC TELECOMMUNICATIONS, INC.

January 26, 2004

DEAR ADC SHAREOWNER:

You are cordially invited to attend the Annual Shareowners’ Meeting of ADC Telecommunications, Inc., which will be held at the Thrivent Financial Building, located at 625 Fourth Avenue South, Minneapolis, Minnesota 55415, on Tuesday, March 2, 2004, at 9:00 a.m. Central Standard Time. Details of the business to be conducted at the annual meeting are given in the attached notice of annual shareowners’ meeting.

If you do not plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope, or follow the instructions on the proxy card for voting via telephone or the internet. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

We look forward to seeing you at the annual meeting.

John A. Blanchard III
Chairman of the Board

Eden Prairie, Minnesota

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the annual meeting, please complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed envelope (to which no postage is required if mailed in the United States). For alternative voting methods, please refer to the information under the captions “Vote by internet” and “Vote by Phone” on the proxy card.

ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, Minnesota 55344-2252
(952) 938-8080

NOTICE OF ANNUAL SHAREOWNERS’ MEETING
TO BE HELD MARCH 2, 2004

TO THE SHAREOWNERS OF ADC TELECOMMUNICATIONS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Shareowners’ Meeting of ADC Telecommunications, Inc. will be held at the Thrivent Financial Building, 625 Fourth Avenue South, Minneapolis, Minnesota 55415, on Tuesday, March 2, 2004, at 9:00 a.m. Central Standard Time, for the purpose of considering and acting upon:

(1)	The election of four directors for terms expiring in 2007;

(2)	A proposal to amend our Global Stock Incentive Plan to: (a) provide us with greater flexibility to grant “full-value” awards (such as restricted stock and restricted stock units) as part of our long-term incentive compensation program and (b) extend the term of the Plan for three years. This proposal will not increase the aggregate shares currently authorized under the Plan;

(3)	A proposal to amend our Articles of Incorporation to increase the authorized shares of common stock that we may issue from 1,200,000,000 shares to 2,400,000,000 shares;

(4)	To ratify the appointment of Ernst & Young LLP as our independent auditors for our fiscal year ending October 31, 2004; and

(5)	Such other business as may come properly before the meeting or any adjournment thereof.

Shareowners of record at the close of business on January 7, 2004, are the only persons entitled to notice of and to vote at the meeting.

Your attention is directed to the attached proxy statement. If you do not expect to be present at the meeting, you may submit your proxy by voting on the internet or by telephone by no later than 11:59 p.m. Eastern Standard Time on March 1, 2004 (as directed on your proxy card), or by completing, signing, dating and mailing the enclosed proxy card as promptly as possible. We encourage you to vote on the internet or by telephone in order to reduce our mailing and handling expenses. If you choose to return the proxy card by mail, we have enclosed an envelope addressed to ADC for which no postage is required if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

JEFFREY D. PFLAUM
Vice President, General Counsel and Secretary

January 26, 2004

ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, Minnesota 55344-2252
(952) 938-8080

PROXY STATEMENT

ANNUAL SHAREOWNERS’ MEETING
TO BE HELD ON MARCH 2, 2004

This proxy statement has been prepared on behalf of the Board of Directors of ADC Telecommunications, Inc. in connection with the solicitation of proxies for our Annual Shareowners’ Meeting to be held on Tuesday, March 2, 2004, and at any and all adjournments of the annual meeting. The cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Shareowners’ Meeting and this proxy statement, is being paid by ADC. In addition, we will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of our common stock on the record date specified below, bear their reasonable expenses for mailing copies of these materials to the beneficial owners of these shares. We have retained Georgeson Shareholder Communications, Inc. to provide consultation and to act as our proxy solicitor in connection with the solicitation of proxies for a fee estimated to be $15,000 plus out-of-pocket expenses. In addition, officers and other regular employees of ADC may solicit proxies in person or by telephone or facsimile, but will receive no extra compensation for these services. This proxy statement and the accompanying form of proxy card are first being mailed to shareowners on or about January 26, 2004.

Shareowners of record on January 7, 2004, are the only persons entitled to notice of and to vote at the annual meeting. As of that date, there were 806,134,096 issued and outstanding shares of our common stock, the only outstanding voting securities of ADC. Each shareowner is entitled to one vote for each share held.

Shareowners can vote their shares through the internet or by toll-free telephone call as an alternative to completing the enclosed proxy card and mailing it to ADC. The procedures for internet and telephone voting are described on the proxy card. The internet and telephone voting procedures are designed to verify shareowners’ identities, allow shareowners to give voting instructions and confirm that their instructions have been recorded properly. Shareowners who vote through the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers, and that these costs must be borne by the shareowner. Shareowners who vote by internet or telephone need not return a proxy card by mail.

Whether shareowners submit their proxies by mail, telephone or the internet, a shareowner may revoke a proxy prior to its exercise by sending a written notice of revocation or submitting another proxy with a later date (either by mail, telephone or the internet) at any time prior to the date of the annual meeting or by voting in person at the annual meeting. Unless so revoked, properly executed proxies will be voted in the manner set forth in this proxy statement or as otherwise specified by the shareowner giving the proxy.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2003, certain information with respect to all shareowners known by us to have been beneficial owners of more than five percent of our common stock, and information with respect to our common stock beneficially owned by our directors, our executive officers included in the Summary Compensation Table set forth under the caption “Executive Compensation” below and all of our directors and executive officers as a group. Except as otherwise indicated, the shareowners listed in the table have sole voting and investment powers with respect to the common stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Alliance Capital Management, L.P. c/o AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	72,854,794	[1]	9.04%
Richard R. Roscitt	2,292,567	[2]	*
Robert E. Switz	2,978,761	[2,4]	*
JoAnne M. Anderson	904,836	[2,4]	*
Hilton M. Nicholson	347,740	[2,4]	*
Patrick D. O’Brien	190,113	[2,4]	*
Michael K. Pratt	415,443	[2,4]	*
Jay T. Hilbert	0		*
John J. Boyle III	1,010,558	[3]	*
John A. Blanchard III	403,879	[3]	*
John D. Wunsch	291,000	[3]	*
Jean-Pierre Rosso	359,896	[3]	*
B. Kristine Johnson	373,537	[3]	*
Charles D. Yost	150,000	[3]	*
James C. Castle	151,352	[3]	*
Larry W. Wangberg	147,764	[3]	*
Robert Annunziata	83,925	[3]	*
Mickey P. Foret	42,083	[3]	*
All executive officers and directors as a group (22 persons)	8,350,671	[5]	1.04%

*	Less than 1%.

[1]	Based on information in a Form 13F for the quarter ended September 30, 2003, filed by AXA Financial, Inc. on behalf of Alliance Capital Management L.P.

[2]	Includes (a) shares issuable pursuant to stock options exercisable within 60 days after the date of this proxy statement and (b) shares held in trust for the benefit of the executive officers pursuant to our Retirement Savings Plan, which we call the “401(k) Plan” in this proxy statement, respectively: for Mr. Roscitt, (a) options to purchase 2,292,566 shares; for Mr. Switz, (a) options to purchase 1,791,712 shares and (b) 35,549 shares; for Ms. Anderson, (a) options to purchase 786,147 shares and (b) 20,960 shares; for Mr. O’Brien, (a) options to purchase 62,500 shares and (b) 13,112 shares; for Mr. Nicholson, (a) options to purchase 202,497 shares; and for Mr. Pratt, (a) options to purchase 245,828 shares.

[3]	Includes shares issuable pursuant to options exercisable within 60 days after the date of this proxy statement: for Mr. Boyle, options to purchase 923,240 shares; for Mr. Blanchard, options to purchase 234,291 shares; for Mr. Wunsch, options to purchase 262,000 shares; for Mr. Rosso, options to purchase 320,696 shares; for Ms. Johnson, options to purchase 334,737 shares; for Mr. Yost, options to purchase 150,000 shares; for Dr. Castle, options to purchase 129,912 shares; for Mr. Wangberg, options to purchase 142,764 shares; for Mr. Annunziata, options to purchase 83,925 shares; and for Mr. Foret, options to purchase 42,083 shares.

[4]	Includes shares of restricted stock issued under our Global Stock Incentive Plan that may be voted by the holders thereof but are subject to future vesting conditions and therefore cannot be transferred: for Mr. Switz, 916,667 shares; for Ms. Anderson, 54,584 shares; for Mr. O’Brien, 66,000 shares; for Mr. Nicholson, 86,667 shares; and for Mr. Pratt, 116,667 shares.

[5]	Includes (a) 6,701,606 shares issuable pursuant to stock options exercisable within 60 days after the date of this proxy statement; (b) 164,266 shares held in trust for the benefit of executive officers pursuant to the 401(k) Plan; and (c) 638,403 shares of restricted stock issued under our Global Stock Incentive Plan that may be voted by the holders thereof but are subject to future vesting conditions and therefore cannot be transferred.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Principles; Code of Ethics

Our Board of Directors is committed to sound and effective corporate governance practices. Accordingly, our Board has adopted written Principles of Corporate Governance, which guide its actions with respect to the composition of the Board, how the Board will function, the Board’s standing committees and procedures for appointing members of these committees. The Board of Directors has the following standing committees: Audit Committee, Compensation Committee, Governance Committee, and Finance and Strategic Planning Committee. Each of these committees has a written charter. Our Principles of Corporate Governance and the charters for each of our standing committees are available for review on our website at www.adc.com/investorrelations/corporategovernance.

Our Principles of Corporate Governance provide that a majority of our directors and all members of our Audit, Compensation and Governance Committees shall be independent. In addition, our Board is led by a non-executive Chairman. The ADC Board now makes an annual determination as to the independence of each of our Board members under the current standards for “independence” established by the NASDAQ stock market on which our stock is listed. Our Board of Directors has determined that all of our directors are independent under these standards, except for Robert E. Switz, who serves as our Chief Executive Officer.

During fiscal 2003, our Board met in executive sessions of independent Board members on five occasions without the presence of management. Under our Principles of Corporate Governance, executive sessions of the Board are led by the non-executive Chairman, or, in the absence of the non-executive chairman, by the Chair of the Governance Committee. In addition, at every regular meeting, each of our standing committees meets in executive sessions led by the Chair of the committee.

We have had a Code of Business Conduct in place for many years. This code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct our business. In 2003, we enhanced our existing Code of Business Conduct through the adoption of a new Financial Code of Ethics applicable to all directors, officers and employees. A copy of our Code of Business Conduct and Financial Code of Ethics can be found on our website at www.adc.com/investorrelations/corporategovernance.

Meeting Attendance

Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareowners. Seven of our directors attended our 2003 annual meeting. During fiscal 2003, the Board of Directors held 11 meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board plus the total number of meetings of all committees of the Board on which he or she served.

Standing Committees

The Audit Committee has sole authority to appoint, review and discharge our independent auditors. The Committee also reviews and approves in advance the services provided by the independent auditors, oversees the internal audit function, reviews our internal accounting controls and oversees our Code of Business

Conduct. The Audit Committee is currently composed of Messrs. Blanchard, Wangberg, Wunsch and Foret, all of whom are “independent” under the current NASDAQ stock market listing standards. Mr. Foret is the current Chair of the committee. The Board has identified Messrs. Blanchard and Foret as current members of our Audit Committee who meet the definition of an “Audit Committee Financial Expert” recently established by the Securities and Exchange Commission. During fiscal 2003, the Audit Committee held five meetings. The Audit Committee has determined to engage Ernst & Young LLP as independent auditors for fiscal year 2004 and is recommending that our shareowners ratify this appointment at our annual meeting. The report of our Audit Committee is found on page 31 of this proxy statement.

The Compensation Committee determines the compensation for our executive officers and non-employee directors, establishes our compensation policies and practices, and reviews the annual financial performance of our benefit plans. The Compensation Committee is currently composed of Ms. Johnson and Messrs. Blanchard, Rosso and Wunsch, all of whom are “independent” under the current NASDAQ stock market listing standards. Mr. Rosso is the current Chair of the committee. During fiscal 2003, the Compensation Committee held eight meetings. The report of our Compensation Committee on executive compensation is found on page 9 of this proxy statement.

The Governance Committee reviews and makes recommendations to the Board of Directors regarding nominees for directors, monitors and reviews our corporate governance practices and compliance with corporate governance rules and regulations and conducts an annual review of Board effectiveness and the performance of our CEO. The Governance Committee will consider qualified director nominees recommended by shareowners. Our process for receiving and evaluating Board member nominations from our shareowners is described below under the caption “Nominations.” The Governance Committee is currently composed of Ms. Johnson, Dr. Castle and Messrs. Wangberg and Wunsch. All members are “independent” under current NASDAQ stock market listing standards. Dr. Castle is the current Chair of the committee. During fiscal 2003, the Governance Committee held nine meetings.

The Finance and Strategic Planning Committee provides assistance to the Board of Directors relating to our corporate and financing strategies, financial policies and financial condition, evaluates acquisitions and divestitures, and reviews modifications to our capital structure. The Finance and Strategic Planning Committee is composed of Ms. Johnson and Messrs. Annunziata, Boyle and Foret. All members are “independent” under current NASDAQ stock market listing standards. Ms. Johnson is the current Chair of the committee. During fiscal 2003, the Finance and Strategic Planning Committee held six meetings.

Shareowner Communications with Board

The Board of Directors has implemented a process by which our shareowners may send written communications to the Board’s attention. Any shareowner desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the ADC Board of Directors c/o ADC Corporate Secretary, P.O. Box 1101, Minneapolis, MN 55440. The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board members specifically addressed in the communication.

Nominations

Our Governance Committee is the standing committee responsible for determining the slate of director nominees for election by shareowners, which the committee recommends for consideration by the Board. All director nominees approved by the Board and all individuals appointed to fill vacancies created between our annual meetings of shareowners are required to stand for election by our shareowners at the next annual meeting.

Our Governance Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, the committee has used such firms in the past and may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

Our Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. Minimum criteria for director nominees are set forth in our Principles of Corporate Governance. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, international transactions and communications technologies. In general, candidates will be preferred who hold an established executive level position in business, finance, law, education, research or government. The Governance Committee will consider these criteria for nominees identified by the Committee, by shareowners, or through some other source. When current Board members are considered for nomination for reelection, the Governance Committee also takes into consideration their prior ADC Board contributions, performance and meeting attendance records.

The Governance Committee will consider qualified candidates for possible nomination that are submitted by our shareowners. Shareowners wishing to make such a submission may do so by sending the following information to the Governance Committee c/o Corporate Secretary at the address listed above: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareowner’s current status as a shareowner and the number of shares currently held.

The Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Governance Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for director nominations were submitted to the Governance Committee by any shareowner in connection with the 2004 annual meeting. Any shareowners desiring to present a nomination for consideration by the Governance Committee prior to our 2005 annual meeting must do so prior to September 28, 2004 in order to provide adequate time to duly consider the nominee and comply with our bylaws.

Compensation of Directors

Our compensation levels for nonemployee directors are paid on a calendar year rather than fiscal year basis. Our Chief Executive Officer, who is also a director, does not receive any extra compensation for serving as a director. For calendar year 2003, compensation for directors consisted of a combination of cash payments and annual stock option grants. Directors (other than the non-executive Chairman) received an annual retainer of $25,000. The non-executive Chairman of the Board received a retainer at the annualized rate of $100,000. Directors also received $1,000 for each Board meeting and committee meeting attended. In addition, directors who acted as a Chair of a Board committee received an annual retainer of $5,000.

Annual retainers for Board and Board committee participation were eligible to be deferred pursuant to our Compensation Plan for Nonemployee Directors. Under this plan, directors can elect to exchange their annual retainers in the form of either (a) the receipt of restricted stock under our Global Stock Incentive Plan vesting one year from the date of the election and having a fair market value equal to the amount of the deferred fees; or (b) the receipt of stock options under our Global Stock Incentive Plan with a face value equal to 4.5 times the amount of the deferred fees, which options vest one year from the date of the grant. Annual retainers and meeting fees may also be deferred into a deferred cash account. Interest is paid on amounts deferred in the deferred cash account based on the prime commercial rate of Wells Fargo Bank Minnesota, N.A.

For calendar year 2003, three directors elected to exchange all or a portion of their fees for stock options. No directors elected to defer all or a portion of their fees into a deferred cash account or exchange fees for restricted stock.

In addition to the cash compensation, each of our directors was granted an option to acquire 25,000 shares of common stock under our Global Stock Incentive Plan in fiscal 2003. These options have an exercise price equal to the fair market value of our common stock on the date of grant and a term of ten years.

For calendar year 2004, our compensation program for directors will be the same as the program in effect during calendar year 2003, except that: (1) directors will not have the ability to exchange their director fees for additional stock options under our Compensation Plan for Nonemployee Directors; (2) the annual retainer for the Audit Committee Chair will be $7,500; (3) the Board meeting attendance fees will be increased to $1,500 per meeting; and (4) if the proposal to amend our Global Stock Incentive Plan described below under the caption “Proposal to Amend the Global Stock Incentive Plan,” is approved by our shareowners, we intend to grant restricted stock units to our directors with a value at the date of grant of $25,000.

ELECTION OF DIRECTORS

The number of directors currently serving on our Board of Directors is 11. The directors are divided into three classes. The members of each class are elected to serve three-year terms, with the term of office of each class ending in successive years. Robert Annunziata, John J. Boyle III, Larry W. Wangberg and Charles D. Yost are the directors currently in the class with a term expiring at the annual meeting. Mr. Charles D. Yost has decided not to seek reelection and the Governance Committee intends to seek a replacement for this position during 2004. Following the recommendation of our Governance Committee, our Board of Directors has nominated Messrs. Annunziata, Boyle and Wangberg for election to the Board at the annual meeting for terms expiring at the annual shareowners’ meeting in 2007.

In addition to the nominees named above, our Board of Directors is nominating Robert E. Switz as a director of ADC, for a term expiring at the annual shareowners’ meeting in 2007. Mr. Switz was appointed as a director by the Board effective August 13, 2003, in conjunction with his appointment as Chief Executive Officer. Under ADC’s Articles of Incorporation, a director appointed by the Board of Directors must stand for election at the first annual shareowners’ meeting following such director’s appointment to the Board. Consequently, Mr. Switz is a nominee for election at the annual meeting.

The Board of Directors recommends that you vote FOR the above-named nominees for election as directors.

The affirmative vote of a majority of the shares of our common stock present and entitled to vote at the annual meeting is required for the election of the above nominees to the Board of Directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect these nominees. Shares represented by proxies as to which the authority to vote for a nominee has been withheld will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the numbers of votes cast, but will be deemed not to have been voted in favor of the candidate with respect to whom the proxy authority has been withheld. In the unlikely event that the nominees are not candidates for election at the annual meeting, the persons named as proxies will vote for such other persons as the Board of Directors or proxies may designate.

Set forth below is information regarding the nominees to the Board of Directors and the other incumbent directors who will continue to serve after the annual meeting.

Name	Age	Nominee or Continuing Director and Term
Robert Annunziata	55	Director and nominee with term expiring in 2007
John J. Boyle III	56	Director and nominee with term expiring in 2007
Larry W. Wangberg	61	Director and nominee with term expiring in 2007
Robert E. Switz	56	Director and nominee with term expiring in 2007
John A. Blanchard III	61	Director with term expiring in 2006
B. Kristine Johnson	52	Director with term expiring in 2006
Jean-Pierre Rosso	63	Director with term expiring in 2006
James C. Castle, Ph.D.	67	Director with term expiring in 2005
Mickey P. Foret	58	Director with term expiring in 2005
John D. Wunsch	55	Director with term expiring in 2005

Mr. Annunziata has been a director of ADC since October 2001. He is Chairman and CEO of Atlantic Telecommunications Enterprise Fund, Inc., a telecommunications consulting firm. Mr. Annunziata was formerly executive Chairman of Velocita Corp., a nationwide broadband network provider, from May 2000 until his resignation from such position in September 2002. Velocita filed for bankruptcy in June 2002. Prior to joining Velocita, he was the Chief Executive Officer and a director of Global Crossing, Ltd., a communications services company, from February 1999 to March 2000. Global Crossing filed for bankruptcy in January 2002. From September 1998 to February 1999, Mr. Annunziata was President of AT&T’s Business Services group, and from 1983 to 1998, Mr. Annunziata was Chairman and Chief Executive Officer of the Teleport Communications Group. Mr. Annunziata is also a director of Tropics Networks Inc. and Thru Point, Inc.

Mr. Boyle has been a director of ADC since November 1999. He is President and Chief Executive Officer of Equallogic, Inc., a company dedicated to developing networked storage by building intelligent storage solutions that extend the benefits of consolidated storage throughout the enterprise. From April 2000 to July 2003, Mr. Boyle served as Chief Executive Officer of Cogentric, Inc., a provider of solutions to enable decision makers to evaluate and enhance their Web-based capabilities. He served as Senior Vice President of ADC from October 1999 to April 2000 following our acquisition of Saville Systems PLC. Prior to joining ADC, Mr. Boyle served as President and Chief Executive Officer of Saville Systems PLC from August 1994 to October 1999 and as Saville’s Chairman of the Board from April 1998 to October 1999. Mr. Boyle is also a director of eFunds Corp.

Mr. Wangberg has been a director of ADC since October 2001. Mr. Wangberg served as Chief Executive Officer and Chairman of the Board of TechTV (formerly ZDTV, Inc.), a cable television network focused on technology information, news and entertainment, from August 1997 until his retirement from these positions in July 2002. He remains a director of TechTV. Previously, Mr. Wangberg was Chief Executive Officer and Chairman of the Board of StarSight Telecast, Inc., an interactive navigation and program guide company, from February 1995 to August 1997. Mr. Wangberg is also a director of Autodesk, Inc. and Charter Communications, Inc.

Mr. Switz was appointed to serve as a director of ADC on August 13, 2003. Mr. Switz has been President and Chief Executive Officer of ADC since August 2003, and, from January 1994 until August 2003, Mr. Switz served ADC as Chief Financial Officer as well as Executive Vice President and Senior Vice President. Mr. Switz also served as President of ADC’s former Broadband Access and Transport Group from November 2000 to April 2001. Prior to joining ADC, Mr. Switz was employed by Burr-Brown Corporation, a manufacturer of precision micro-electronics, most recently as Vice President, Chief Financial Officer and Director, Ventures & Systems Business. Mr. Switz is also a director of Hickory Tech Corporation and Broadcom Corporation.

Mr. Blanchard has been a director of ADC since November 1999 and non-executive Chairman of the Board since August 2003. He served as the Chairman of the Board and Chief Executive Officer of eFunds Corp., a provider of transaction processing and risk management services, from June 2000 to September 2002. He continued to serve as a transition advisor and as a member of the Board of Directors of eFunds Corp. until December 31, 2002 at which time he retired from eFunds. eFunds Corp. was established as a subsidiary of Deluxe Corporation, became a publicly held company in June 2000 and was completely spun-off from Deluxe in December 2000. Mr. Blanchard served as President and Chief Executive Officer of Deluxe, a supplier of business forms and related services to financial institutions, from May 1995 to December 2000 and as Chairman of the Board of Deluxe from May 1996 to December 2000. From January 1994 to April 1995, Mr. Blanchard was Executive Vice President of General Instrument Corporation, a supplier of systems and equipment to the cable and satellite television industry. From 1991 to 1993, Mr. Blanchard was Chairman and Chief Executive Officer of Harbridge Merchant Services, Inc., a national credit card processing company. Prior to that, Mr. Blanchard was employed by AT&T for 25 years, most recently as Senior Vice President responsible for national business sales. Mr. Blanchard also serves as a director of Wells Fargo & Company.

Ms. Johnson has been a director of ADC since 1990. She is a Principal of Affinity Capital Management, a firm that manages venture capital partnerships. Prior to joining Affinity in 2000, Ms. Johnson was employed for 17 years at Medtronic, Inc., a manufacturer of cardiac pacemakers, neurological and spinal devices and other medical products, serving as Senior Vice President and Chief Administrative Officer from 1998 to 1999. She also served as President of the Vascular business and President of the Tachyarrhythmia Management business of Medtronic. Ms. Johnson also serves as a director of Piper Jaffray Companies.

Mr. Rosso has been a director of ADC since 1993. Mr. Rosso is Chairman of CNH Global, N.V., a manufacturer of construction and agriculture equipment. Mr. Rosso was President and Chief Executive Officer of Case Corporation from April 1994 to March 1996 and Chairman and Chief Executive Officer of Case from March 1996 to November 1999. Prior to joining Case Corporation, Mr. Rosso was President of the Home and Building Control division of Honeywell Inc. from 1991 to 1994 and President of Honeywell Europe in Brussels, Belgium, from 1987 to 1991. Mr. Rosso is also a director of Medtronic, Inc. and CNH Global, N.V.

Dr. Castle has been a director of ADC since 1994. He is currently President and Chief Executive Officer of Castle Information Technologies, LLC, a provider of information technology and board of directors consulting services. He was formerly the Chairman of the Board and Chief Executive Officer of DST Systems of California, Inc. (formerly USCS International, Inc.), a position he held from August 1992 to April 2002. DST Systems of California is a worldwide provider of computer services to the cable industry and a provider of billing services to the cable, telephony, financial services and utility industries. From 1991 to 1992, Dr. Castle was President of Teradata Corporation, until that company merged with NCR Corporation, a subsidiary of AT&T. From 1987 to 1991, Dr. Castle was Chairman of the Board, President, Chief Executive Officer and a director of Infotron Systems Corporation. Dr. Castle is also a director of the PMI Group, Inc. and Southwest Water Company, Inc.

Mr. Foret has been a director of ADC since February 2003. From September 1998 to September 2002, Mr. Foret served as Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc., a commercial airline company. From May 1999 to September 2002, he also served as Chairman and Chief Executive Officer of Northwest Airlines Cargo Inc., a subsidiary of Northwest Airlines that specializes in cargo transport. From May 1998 to September 1998 he served as a Special Projects Officer of Northwest Airlines, Inc. Prior to that time he served as President and Chief Operating Officer of Atlas Air, Inc. from June 1996 to September 1997 and as Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc. from September 1993 to May 1996. Mr. Foret previously held other senior management positions with various companies including Northwest Airlines, Continental Airlines Holding, Inc. and KLH Computers, Inc. Mr. Foret also serves as a director of URS Corporation and various funds managed by First American Funds.

Mr. Wunsch has been a director of ADC since 1991. Mr. Wunsch is the President of Harris MyCFO, a part of the complete wealth management solution of Harris Private Bank. From March 2002 until June 2003, he was Senior Vice President with Harris Trust and Savings Bank and head of their Private Wealth Group. He was an independent consultant in the financial services industry from December 2001 to March 2002. He was President and Chief Executive Officer of Family Financial Strategies, Inc., a registered investment advisory company, from January 1997 to December 2001. From 1990 to January 1997, he served as President of Perrybell Investments, Inc., a registered investment advisory company.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

OVERVIEW AND PHILOSOPHY

The Compensation Committee of the Board of Directors is responsible for our executive compensation philosophy and major compensation policies. The Committee also is responsible for determining all aspects of the compensation paid to the Chief Executive Officer and reviews and approves compensation paid to the other executive officers. The Committee has access to an independent compensation consultant and to competitive compensation data. The Committee is composed entirely of “independent directors” as defined in the NASDAQ stock market rules.

The primary objectives of our executive compensation program are to:

•	Provide compensation that will attract, retain and motivate a superior executive team;

•	Motivate our executives to achieve important performance goals; and

•	Align the interests of the executive officers with those of our shareowners.

When determining compensation levels, the Committee considers company performance and compensation levels of comparable companies within the communications industry and the broader high-technology industry. Some of these companies are included in the S&P 500 Communications Equipment Index, an industry index composed of 14 communication equipment companies that appears in the table set forth under the caption “Comparative Stock Performance” below. We believe that our executive compensation program provides an overall level of target compensation and compensation opportunity that is competitive within the communications industry for companies approximating the size of ADC.

The following discussion describes our approach to executive compensation and provides commentary on each major element of the compensation program. The Committee retains the right to consider factors other than those described below in setting executive compensation levels for individual officers.

EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is composed of base salary, annual incentive compensation, long-term incentive compensation and various benefits generally available to all of our full-time employees.

Base Salary

The Committee annually reviews the base salaries of our executive officers. Base salary levels for our executives generally are targeted to be at the average of salaries paid by communications and other high-technology companies of similar size to ADC. In determining salaries, the Committee takes into account individual skills and experience, performance during the preceding 12 months, importance of the executive to the future success of ADC and competitive salary levels for similar positions. Salaries for our executives generally fall within a band of plus or minus 25% from the average salaries paid by comparable companies.

In October 2001, the Committee supported management’s recommendation that a salary freeze be instituted for professional-level ADC employees in response to the downturn in business and market conditions in the telecommunications industry. This salary freeze continued through the 2003 fiscal year in modified form: a small increase pool was provided for use in selective cases with professional-level ADC employees. As a result, the majority of fiscal year 2003 executive officers did not receive salary increases during 2003. However, we did approve base salary increases for a limited number of executive officers upon consideration of promotions, individual performance, competitive salary comparisons, and other relevant factors.

Annual Incentive Compensation

The Management Incentive Plan, which we call the “MIP,” is our principal annual incentive program for executives. The purpose of the MIP is to provide a financial incentive to help us achieve key Company and business unit financial and strategic goals. Target MIP award levels are established as a percentage of base salary and are set at levels for executives that approximate the average incentive bonuses offered by comparable companies.

The business performance goals under the MIP are established at the beginning of each fiscal year following approval of these goals by the Committee. For fiscal 2003, these goals were based on net sales and pro-forma operating income. Pro-forma operating income excludes one-time expenses that are not reflective of the on-going business. These performance goals are applied on a company-wide basis for corporate management employees. For management employees of a specific business unit, a blend of company-wide goals and business unit goals are applied to provide more focused incentive objectives.

We also apply an individual performance adjustment factor to the MIP calculation for each participant. This adjustment is applied after the incentive payment based on business performance goals is calculated. It can result in a higher or lower actual payout to an individual employee. However, the adjustments do not result in a material change to the total cost of the MIP program.

Actual MIP awards can vary from zero to 300% of the target bonus, depending on actual performance. No MIP bonuses are paid unless certain minimum company or business unit goals are met. In fiscal 2003, only the Connectivity and Systems Integration business units achieved or exceeded their minimum threshold performance goals. As a result, no executive officer received awards under the MIP for fiscal 2003, except the two executives leading these two business units.

We also maintain an Executive Management Incentive Plan, which we call the “Executive MIP,” for selected senior executives who could receive compensation, inclusive of incentive compensation, in excess of $1 million. The Executive MIP has been approved by shareowners and is designed so that payments under the plan, if they cause an executive’s total compensation to exceed $1 million, will be fully deductible for U.S. federal income tax purposes. If an executive participates in the Executive MIP, he or she is not eligible to participate in the regular MIP. For fiscal 2003, the only employees eligible for the Executive MIP were our Chief Executive Officer, Chief Financial Officer, and Senior Vice President of Sales and Marketing. The Committee administers this plan such that the business performance goals under the Executive MIP are effectively the same as the company-wide goals under the MIP. Accordingly, there was no award under the Executive MIP in fiscal 2003.

MIP and Executive MIP awards, when earned, are payable in cash. Certain executives could elect to defer part or all of the payment of their individual fiscal year 2003 MIP or Executive MIP awards under our Deferred Compensation Plan. Certain executives also could elect to participate in our Executive Incentive Exchange Plan, which we call the “Exchange Plan,” and receive stock options in lieu of up to 50% of their award under the MIP or the Executive MIP. These stock options are granted under and are governed by the terms of our Global Stock Incentive Plan. As a result of our annual review of executive compensation programs, the Executive Incentive Exchange Plan has been terminated for fiscal years after fiscal year 2003, and the Deferred Compensation Plan has been amended to eliminate any future deferrals of compensation.

During fiscal 2003 we also provided a Special Incentive Plan that is intended to provide an opportunity for incentive payments that are based on customized objectives for a limited number of key employees. The Chief Executive Officer is not eligible to participate in this plan. However, the Committee may approve one or more other executive officers for participation in this plan on a case-by-case basis. This plan is only made available to individuals whom senior management believes are critical to the success of particular key business objectives, subject to the Committee approval of any participants who are executive officers. This plan provides cash incentive payment opportunities, based on the achievement of individual, objectively measurable goals identified for each eligible participant. Both the participants and the individual objectives are approved in advance. An individual’s award under the Special Incentive Plan, when combined with any award under the MIP or Executive MIP, cannot exceed the individual’s maximum potential award under the MIP or Executive MIP. The maximum aggregate amount of incentive awards that could have been provided under this plan for fiscal 2003 was $1.5 million. In fiscal year 2003 eight employees received awards under this plan, totaling $136,155. Two of these employees were executive officers. The Committee has approved the continuation of this program for fiscal year 2004, limiting the maximum aggregate incentive awards for fiscal year 2004 to $0.5 million.

Long-Term Incentive Compensation

Long-term incentives have been provided to executive officers primarily through our stock option program. The primary purposes of our stock option program are to align executive officer compensation directly with the creation of shareowner value and, through the vesting aspect of stock options, to provide a significant incentive for executives and other employees to remain in our employ. As is the case with many other high technology and communications equipment companies, the decline in our stock price over the past two years resulted in employees holding options with exercise prices that greatly exceeded market prices. Thus, the original objectives of our stock option program were no longer being met. Accordingly, following receipt of shareowner approval, we offered a stock option exchange program in fiscal year 2003. None of the five most highly compensated officers named in the fiscal year 2002 Summary Compensation Table of the proxy statement for our 2003 annual meeting nor any of the members of our Board of Directors were eligible to participate in this exchange program. Six of our executive officers in fiscal year 2003 were eligible to participate, and all of these executive officers elected to do so. In addition to significantly reducing the number of options outstanding, the Committee believes the exchange offer was effective in advancing the original employee performance incentive and retention goals of ADC’s stock option program. See the report captioned “Compensation Committee Report on Stock Option Exchange Program” on page 16 of this proxy statement for further information.

For fiscal year 2003, guidelines for the size of our stock option grants were set in reference to levels competitive with programs in U.S. high-technology companies of similar size to ADC. In addition to competitive industry practice data, the Committee took into consideration the potential shareowner dilution from option grants. Stock options have an exercise price equal to the fair market value of our common stock on the date of grant. Stock options granted in fiscal 2003, other than the stock option exchange program grants, generally have a 10-year term and generally vest over a three-year period as of specified dates. Executive officers will benefit from stock options only if, at the time the options are exercised, the price of our common stock has appreciated over its price on the date the stock option was granted.

In addition to the regular stock option grant practices described above, the Committee from time to time has made grants of restricted stock to selected executives whose continued efforts the Committee believes warrant special incentives. These restricted stock grants are designed to promote retention of executives critical to our future growth and success and to supplement stock option grants to provide a strong correlation between their financial interests and the interests of shareowners. During fiscal 2003, we approved a grant of restricted stock to various members of our senior management team, including our executive officers.

This proxy statement contains a proposal to amend the Global Stock Incentive Program to allow for the granting of restricted stock units to employees. This Plan currently allows restricted stock units to be granted only for purposes of non-employee director cash compensation voluntary exchanges. It also includes a request for a greater number of the currently authorized shares to be used for grants of restricted shares, restricted stock units, and performance shares. This request is part of a broader initiative to increase the extent to which our equity compensation programs create a long-term stock ownership mentality, create a greater commonality of interest between shareowners and ADC executives, and provide a retention incentive under a broad array of economic conditions. We also believe that the competitive market is moving toward greater usage of “full-value awards” such as restricted stock or restricted stock unit awards. For 2004, we anticipate utilizing a balanced mix of stock option grants and restricted stock unit awards a part of our overall equity compensation program. In connection with this planned change in the mix of equity compensation, we have also lowered the planned guideline amounts for stock option grants in 2004. For stock option grants provided following our 2004 annual meeting, the Committee has approved a lengthening of the vesting schedule generally utilized for option grants to annual vesting occurring over a four-year period. If our shareowners approve the use of restricted stock units, we would also plan to have 2004 awards be generally subject to a four-year vesting schedule.

During fiscal 2003 we continued our stock ownership policy for our executive officers to further align their interests with shareowner interests. Minimum dollar value stock ownership guidelines range from 1.5 to four times base salary, and our policy provided that these minimums should be achieved within four years following an individual’s appointment as an executive officer. Under this stock ownership policy, the Committee considers each officer’s actual stock ownership and the guideline amounts for annual stock option grants in determining the actual level of new stock option awards. Commencing with fiscal 2004, the Committee has modified the stock ownership targets for executive officers such that the guidelines are now expressed as a fixed number of shares. For stock option grants beginning with the annual fiscal year 2004 cycle, the Committee has instituted a requirement for executive officers that until ownership targets are met, the officer must hold at least 50% of shares received upon options exercised from these grants after reduction for the payment of taxes and the exercise costs. The same requirement generally will apply to future full-value grants (such as restricted stock unit grants) provided to our executive officers.

Benefits

We provide medical and retirement benefits to our executives that generally are similar to those available to our employees. We also provide cash allowances to our senior executives in lieu of certain perquisites.

CHIEF EXECUTIVE OFFICER COMPENSATION

Richard R. Roscitt voluntarily resigned from his position as Chief Executive Officer effective August 13 and from employment with ADC effective August 29, 2003, in order to take a position with a major telecommunications service provider. Robert E. Switz, previously the Chief Financial Officer of ADC, was appointed to the position of Chief Executive Officer effective August 13, 2003.

Mr. Roscitt’s compensation in fiscal year 2003 was determined by the terms of the employment agreement he entered into when he was recruited to become our Chief Executive Officer in 2001 (as amended early in fiscal year 2003). Mr. Roscitt did not receive an increase in base salary during fiscal 2003. Mr. Roscitt’s employment agreement was amended to reduce the number of stock options that he was otherwise entitled to receive at the beginning of fiscal year 2003 and instead to provide for a grant of restricted stock near the same time. We believe that this change was appropriate in light of the dramatically changed circumstances from the time we first entered into an employment agreement with Mr. Roscitt. For more detailed information, see the section of this proxy statement captioned “Employment Agreements.”

As a result of his voluntary resignation, Mr. Roscitt was not eligible for any fiscal year 2003 incentive payment, for any continued vesting after his termination date of any stock option or restricted share grants, or for any special compensation associated with his termination of employment.

Effective August 13, 2003, we entered into a three-year employment agreement with Mr. Switz. See the section of this proxy statement captioned “Employment Agreements.” Under this agreement, Mr. Switz as Chief Executive Officer is paid an annualized salary of $550,000 and participates in the Executive Management Incentive Plan that, as administered, provides a target award of 100% of base salary. As a result of company financial performance during fiscal year 2003, Mr. Switz has received no fiscal 2003 annual incentive award either for his past role as Chief Financial Officer or for his current role as Chief Executive Officer. In recognition of his appointment to the position of Chief Executive Officer, he was granted options to acquire 1,200,000 shares of common stock and 650,000 restricted stock shares effective August 29, 2003. Both grants vest over a three-year period.

SECTION 162(m) POLICY

The Committee intends to continue its practice of paying competitive compensation in order to attract and retain the senior executives necessary to manage our business in the best interests of ADC and our shareowners. Under some circumstances, this practice may require us to pay compensation in excess of $1,000,000 to certain key executives. Under Section 162(m) of the U.S. Internal Revenue Code, if we pay compensation in excess of $1,000,000 to any executive officer named in the table entitled “Summary Compensation Table” below, we can fully deduct the amounts in excess of $1,000,000 only if we meet specified shareowner approval and ADC performance requirements. The Global Stock Incentive Plan and Executive MIP contain provisions approved by our shareowners so that the tax deductibility of amounts realized from the exercise of options granted under the Global Stock Incentive Plan and amounts paid under the Executive MIP will not be limited by Section 162(m). Although we intend to maximize the deductibility of compensation paid to executive officers, we also intend to maintain the flexibility to take actions we consider to be in ADC’s best interests including, where appropriate, consideration of factors other than tax deductibility.

Jean-Pierre Rosso, Chair
John A. Blanchard III
B. Kristine Johnson
John D. Wunsch

Members
Compensation Committee

Summary Compensation Table

The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the two persons who served as Chief Executive Officer during fiscal 2003, our four other most highly compensated executive officers who served as executive officers as of the end of fiscal 2003 and one other executive officer who would have been among the five most highly compensated officers but was not an executive officer at the end of fiscal 2003.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Other Annual Compensation[3]	Restricted Stock Award(s)[4] ($)	Securities Underlying Options[5] (#)	LTIP Payouts ($)	All Other Compensation[6] ($)
Robert E. Switz[7]	2003	467,923	0	0	2,322,500	1,874,000	0	21,320
Chief Executive Officer and President	2002	386,000	0	0	874,000	362,840	0	15,223
	2001	387,423	0	0	0	280,000	0	83,821

Richard R. Roscitt[7]	2003	767,630	0	1,493,356	1,695,000	3,000,000	0	25,923
Chairman of the Board, Chief	2002	924,000	0	1,537,366	1,872,000	2,207,108	0	801,252
Executive Officer and President	2001	656,385	1,500,000	23,150	0	2,440,702	0	64,520

Jay T. Hilbert[7]	2003	463,536	50,000	9,779	0	0	0	74,083
Senior Vice President, Global Sales,	2002	7,189	300,000	0	237,000	750,000	0	0
Marketing and Customer Service	2001	—	—	—	—	—	—	—

JoAnne M. Anderson	2003	261,125	134,000	0	113,000	160,000	0	10,942
Vice President;	2002	260,000	0	0	278,588	110,870	0	10,538
President, Systems Integration	2001	260,000	0	0	0	88,972	0	21,339
and Software Systems Business Unit

Michael K. Pratt	2003	361,384	0	0	226,000	200,000	0	0
Vice President, President,	2002	138,461	75,000	0	171,750	325,000	0	0
Wireline Business Unit	2001	—	—	—	—	—	—	—

Patrick D. O’Brien	2003	214,938	81,000	0	169,500	150,000	0	9,339
Vice President, President,	2002	204,784	0	0	209,760	66,000	0	12,086
Connectivity Business Unit	2001	204,784	0	0	0	59,397	0	52,180

Hilton M. Nicholson	2003	250,962	0	0	169,500	180,000	0	0
Vice President, President,	2002	75,961	63,412	0	99,000	255,000	0	0
IP Cable Business Unit	2001	—	—	—	—	—	—	—

[1]	Amounts include allowances paid to the executive officers in lieu of providing them with certain perquisites.

[2]	The bonus paid to Mr. Roscitt in fiscal 2001 was a hiring bonus pursuant to the terms of his employment agreement. For Messrs. Hilbert and Pratt, the bonuses paid in fiscal 2002 represent hiring bonuses. For Mr. Nicholson, $50,000 of the bonus in fiscal 2002 represents a hiring bonus. Mr. O’Brien’s gross bonus under the MIP for fiscal 2003 was $162,000. Mr. O’Brien elected to exchange 50% of his MIP bonus for additional stock options under the terms of our Executive Incentive Exchange Plan. Pursuant to his election, Mr. O’Brien was awarded options to acquire 129,715 shares on December 30, 2003. Mr. Hilbert’s bonus in fiscal 2003 was paid under our Special Incentive Plan.

[3]	The other annual compensation for Mr. Roscitt includes restricted cash payments of $1,330,000 and $1,500,000 for fiscal years 2003 and 2002, respectively, that were conditioned upon continued employment with ADC under his employment agreement.

[4]	On August 29, 2003, Mr. Switz received an award of 650,000 shares of restricted stock. On November 27, 2002, Ms. Anderson and Messrs. Switz, Nicholson, O’Brien, Pratt and Roscitt received awards of restricted stock in the amounts of 50,000, 300,000, 75,000, 75,000, 100,000 and 750,000 shares, respectively. On October 31, 2002, Mr. Hilbert received an award of restricted stock in the amount of 150,000 shares. On July 31, 2002, Mr. Nicholson received an award of restricted stock in the amount of 55,000 shares. On June 28, 2002, Mr. Pratt received an award of restricted stock in the amount of 75,000 shares. On January 1, 2002, Mr. Roscitt received an award of restricted stock in the amount of 400,000 shares. On November 1, 2001, Ms. Anderson and Messrs. Switz and O’Brien received awards of restricted stock in the amounts of 63,750, 200,000 and 48,000 shares, respectively. All of these awards were made under our Global Stock Incentive Plan and vest, contingent on continued employment with ADC, in one-third increments on each of the first, second and third anniversary dates of the grant dates. Shares of restricted stock are entitled to dividends, if and when declared by our Board of Directors. The dollar amounts for restricted stock in the above chart represent the fair market value of the shares subject to the awards on the date the awards were made. As of October 31, 2003, the total number and value of each executive’s unvested restricted stock holdings (based on the closing market price of our common stock on such date of $2.57) were: Mr. Switz, 1,083,334 shares valued at $2,784,168; Ms. Anderson, 92,500 shares valued at $237,735; Mr. Nicholson, 111,667 shares valued at $286,984; Mr. O’Brien, 107,000 shares valued at $274,990; and Mr. Pratt, 175,000 shares valued at $449,750. Messrs. Roscitt and Hilbert no longer hold shares of restricted stock, since their shares of restricted stock were forfeited upon termination of employment.

[5]	Mr. O’Brien was eligible to participate in our stock option exchange program, which we offered during fiscal 2003. Mr. O’Brien elected to exchange options to acquire 249,417 shares, and under the terms of this program, was entitled to receive an option grant for 114,166 shares. This option was granted on December 29, 2003, and has an exercise price of $2.83 per share.

[6]	Compensation reported for fiscal year 2003 includes a payment of $697 to Mr. Roscitt and $74,083 to Mr. Hilbert for taxable relocation expense reimbursements. Reported compensation includes the following employer contributions credited under our 401(k) Plan in fiscal year 2003; $5,769 to Mr. Roscitt; $11,308 to Mr. Switz, $10,942 to Ms. Anderson; and $9,339 to Mr. O’Brien. Reported compensation also includes the following employer contributions amounts credited under our 401(k) Excess Plan during the fiscal year 2003; $19,457 to Mr. Roscitt; and $10,012 to Mr. Switz.

[7]	Mr. Switz was named President and Chief Executive Officer on August 13, 2003. Mr. Switz was previously our Executive Vice President and Chief Financial Officer. Mr. Roscitt served as Chairman of the Board, President and Chief Executive Officer until August 13, 2003. Mr. Hilbert served as Senior Vice President, Global Sales, Marketing, and Customer Service until October 6, 2003.

Stock Option Grants

The following tables summarize option grants to the current and former executive officers named in the Summary Compensation Table above during fiscal 2003, and the value of the options held by these individuals at the end of fiscal 2003. No stock appreciation rights, or “SARs,” are held by these individuals and no options were exercised by them during fiscal 2003.

Option Grants in Fiscal 2003

	Individual Grants						Grant Date Value
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date		Grant Date Present Value ($)
Robert E. Switz	44,247	[1]	0.1500	2.26	11/27/12		35,489	[3]
	629,753	[1]	2.1351	2.26	11/27/12		505,109	[3]
	1,200,000	[2]	4.0684	2.49	8/29/13		1,000,681	[4]

Richard R. Roscitt	44,247	[1]	0.1500	2.26	—	[6]	35,489	[3]
	2,955,753	[1]	10.0210	2.26	—	[6]	2,370,733	[3]

Jay T. Hilbert	0		0	—	—		0

JoAnne M. Anderson	44,247	[1]	0.1500	2.26	11/27/12		35,489	[3]
	115,753	[1]	0.3924	2.26	11/27/12		92,842	[3]

Michael K. Pratt	132,741	[1]	0.4500	2.26	11/27/12		106,468	[3]
	67,259	[1]	0.2280	2.26	11/27/12		53,947	[3]

Patrick D. O’Brien[5]	47,233	[1]	0.1601	2.26	11/27/12		37,884	[3]
	102,767	[1]	0.3484	2.26	11/27/12		82,427	[3]

Hilton M. Nicholson	132,741	[1]	0.4500	2.26	11/27/12		106,468	[3]
	47,259	[1]	0.1602	2.26	11/27/12		37,905	[3]

[1]	These options granted to our named executive officers vested with respect to one-third of the grant on November 27, 2003. The remaining shares underlying the options will vest in 12.5% increments on the last day of each successive three-month period as long as the executive is still an employee as of these dates, such that the entire option will be fully vested as of November 27, 2005.

[2]	This option granted to Mr. Switz will vest with respect to one-third of the grant on August 13, 2004. The remaining shares underlying the option will vest in 12.5% increments on the last day of each successive three-month period as long as Mr. Switz is still an employee as of these dates, such that the entire option will be fully vested as of August 31, 2006.

[3]	These amounts represent the estimated fair value of stock options, measured at the date of grant using the Black-Scholes option-pricing model. There are four underlying assumptions used in developing the grant valuations for options granted in a particular quarter: an expected volatility of 66.86%; an expected term to exercise of 3.7 years for all stock option grants during the quarter; a risk-free rate of return of 2.44% for the expected term of the option; and no dividend yield. The valuation was adjusted for risk of forfeiture in light of a turnover rate of 20%. The actual value, if any, an executive officer may realize will depend on the amount by which the stock price exceeds the exercise price on the date the option is exercised. Consequently, there is no assurance that the value realized by an executive officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

[4]	This amount represents the estimated fair value of the stock option, measured at the date of grant using the Black-Scholes option pricing model. There are four underlying assumptions used in developing the grant valuation: an expected volatility of 66.92%; an expected term to exercise of 3.22 years for all stock option grants made within the same quarterly period; a risk-free rate of return of 2.62% for the expected term of the option; and no dividend yield. The valuation was adjusted for risk of forfeiture in light of a turnover rate of 20%. The actual value, if any, that Mr. Switz may realize will depend on the amount by which the stock price exceeds the exercise price on the date the option is exercised. Consequently, there is no assurance that the value realized by Mr. Switz will be at or near the value estimated above. These amounts should not be used to predict stock performance.

[5]	Under the terms of our Stock Option Exchange Program, which are described below, Mr. O’Brien was entitled to receive an option grant for 114,166 shares as of the end of fiscal 2003. This option was granted on December 29, 2003, and has an exercise price of $2.83 per share.

[6]	These options were forfeited by Mr. Roscitt in connection with his resignation.

Aggregated Value of Options at End of Fiscal 2003

Name	Number of Unexercised Options at End of Fiscal 2003 (#) (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options at End of Fiscal 2003 ($) (Exercisable/Unexercisable)[1]
Robert E. Switz	1,880,644/2,044,951	0/$304,940
Richard R. Roscitt	2,292,566/0	0/0
Jay T. Hilbert	0/0	0/0
Jo Anne M. Anderson	710,075/209,477	0/$49,600
Michael K. Pratt	135,414/389,586	$37,916/$115,084
Patrick D. O’Brien	0/150,000	0/$46,500
Hilton M. Nicholson	106,248/328,752	$81,811/$170,339

[1]	Value determined by subtracting the exercise price per share from $2.57, the market value per share of our common stock as of the last day of fiscal 2003.

Compensation Committee Report on Stock Option Exchange Program

At our 2003 annual meeting of shareowners, we received the approval from shareowners to implement a one-time stock option exchange program. This program, which was implemented in June of 2003, was designed to provide our employees with a renewed long-term incentive opportunity and enable us to improve employee retention by permitting employees to surrender certain of their existing stock options in exchange for a lesser number of new stock options with a new exercise price and vesting schedule. Our Board of Directors and our executive officers named in the summary compensation table in our proxy statement for the 2003 annual meeting were not eligible to participate in this program.

Under the program, eligible employees were given the opportunity to surrender their eligible options prior to June 27, 2003, in exchange for our commitment to grant a specified number of new options six months and one day after such date. The number of new options to be received were based on an exchange ratio between the number of old options and new options that was based on the existing exercise price of the old options as follows:

Current Exercise Price Range of Eligible Options	Exchange Ratio
$4.00 to $5.49	1.50 to 1.00
$5.50 to $7.99	2.00 to 1.00
$8.00 to $14.99	2.75 to 1.00
$15.00 or higher	4.75 to 1.00

A total of 3,136 employees were eligible to participate in the program, and 1,815 employees elected to participate. The eligible employees held eligible options to purchase 45,086,469 shares of our common stock and options to purchase 27,766,074 shares were surrendered and cancelled. On December 29, 2003, options to purchase a total of 10,045,864 shares were granted in exchange for the cancelled options. The new options have an exercise price of $2.83 per share and will vest in 25% increments every six months following the grant date.

The program excluded executive officers who were named in the summary compensation table in our proxy statement for the 2003 annual meeting. One of our executive officers named in the summary compensation table of this proxy statement (who was not named in the 2003 proxy statement) was eligible to participate in the program. Accordingly, the table below sets forth certain information regarding this officer’s participation in the program. Except in connection with the stock option exchange program, ADC has not repriced any options or SARs granted to employees or directors in the last ten years.

Jean-Pierre Rosso, Chair
John A. Blanchard III
B. Kristine Johnson
John D. Wunsch

Members
Compensation Committee

Ten-Year Option/SAR Repricings

Name	Date	Securities underlying number of options/SARs repriced or amended (#)	Market price of stock at time of repricing or amendment ($)	Exercise price at time of repricing or amendment ($)	New exercise price ($)	Length of original option term remaining at date of repricing or amendment
Patrick D. O’Brien	12/29/03	3,000	2.83	7.9063	2.83	40 Months
	12/29/03	10,189	2.83	9.7813	2.83	42 Months
	12/29/03	12,500	2.83	6.1250	2.83	57 Months
	12/29/03	23,636	2.83	11.9700	2.83	69 Months
	12/29/03	6,441	2.83	22.1875	2.83	81 Months
	12/29/03	14,400	2.83	7.6800	2.83	89 Months
	12/29/03	42,667	2.83	4.3700	2.83	89 Months
	12/29/03	1,333	2.83	5.4200	2.83	96 Months

Equity Compensation Plans

Summary Plan Information

The following table summarizes share and exercise price information about our equity compensation plans as of October 31, 2003:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders[1]	66,368,963	$6.18	88,888,448
Equity compensation plans not approved by security holders[2]	8,172,847	$5.85	0
Total	74,541,810	$6.14	88,888,448

[1]	Includes shares available for issuance under our Global Employee Stock Purchase Plan as well as options granted and shares that may become subject of future awards under our Global Stock Incentive Plan. Specifically, 9,443,109 shares remain available for issuance under our Global Employee Stock Purchase Plan. Under our Global Stock Incentive Plan, 79,445,339 shares may become the subject of future awards as of October 31, 2003.

[2]	Includes options granted under the following plans that have not been approved by our shareowners: (a) the 2001 Special Stock Option Plan (the “2001 Special Plan”) as described below and (b) plans established by us in connection with our acquisitions of each of the following companies: CommTech Corporation in fiscal 2001; NVision, Inc., Altitun AB, Broadband Access Systems, Inc. and PairGain Technologies, Inc. in fiscal 2000; and Saville Systems Plc, Teledata Communications Ltd. and Spectracom, Inc. in fiscal 1999 (collectively, the “Acquisition Plans”). In certain instances the plans of the acquired companies that the Acquisition Plans replaced were approved by the shareowners of the acquired companies. Each Acquisition Plan was established by us to preserve the benefit of the outstanding options of the company we were acquiring on the same general terms and conditions under which these options were initially granted. At the time we completed an acquisition, the options then outstanding under the acquired company’s option plan were converted into options to purchase ADC common stock using an agreed conversion ratio into options to acquire shares of our common stock under the applicable Acquisition Plan. No future options will be issued under any of the Acquisition Plans. As of October 31, 2003, options to purchase an aggregate of 4,471,836 shares of common stock at a weighted average price of $6.20 and an average remaining term of approximately 5.0 years were outstanding under the Acquisition Plans.

2001 Special Plan

The 2001 Special Plan was adopted by our Board of Directors to address acute retention and compensation considerations associated with the economic downturn in the telecommunications industry that began in 2001. The 2001 Special Plan was designed to assist us in retaining and incenting our non-executive employees. Officers and directors of ADC were not eligible to receive awards under this plan. Under this plan, we made a one-time grant of options to purchase an aggregate of 9,523,500 shares on December 7, 2001, to non-executive employees. These options were all granted with an exercise price equal to the fair market value of our shares on the date of grant. As of October 31, 2003, options to purchase 3,701,011 shares of common stock with a weighted average exercise price of $5.42 were outstanding under the plan.

The terms and conditions of awards under the 2001 Special Plan were consistent with the terms and conditions of options granted under our shareowner-approved Global Stock Incentive Plan. All options granted under the 2001 Special Plan vested with respect to one-third of the grant on the first anniversary of the grant date, with the remaining options vesting in 12.5% increments on the last day of each successive three-month period as long as the employee remains employed by us as of these dates. The options will be fully vested as of December 7, 2004, and have a ten-year term.

Pension and Retirement Plans

We maintain a Pension Excess Plan, which is intended to compensate employees designated at the discretion of our Board of Directors for the amount of benefits foregone under our former defined benefit Pension Plan (which was terminated on December 31, 1997) as a result of their participation in our Deferred Compensation Plan and the Executive Incentive Exchange Plan, and for the amount of benefits that could not be paid from the Pension Plan due to maximum benefit and compensation limitations under the Internal Revenue Code. Upon termination of employment, participants in the Pension Excess Plan receive a lump-sum payment equal to the amount of these benefits. Benefits payable under the Pension Excess Plan were frozen as of January 5, 1998, and participation in the Pension Excess Plan is limited to existing participants as of December 31, 1997. Messrs. Roscitt, Hilbert, O’Brien, Pratt and Nicholson do not participate in the Pension Excess Plan. The estimated annual benefits payable under the Pension Excess Plan to Mr. Switz and Ms. Anderson upon normal retirement at age 65 are $5,485 and $1,242, respectively.

Change in Control and Termination of Employment Arrangements

We maintain an Executive Change in Control Severance Pay Plan (the “Severance Plan”) to provide severance pay in the event of a “change in control” (as defined in the Severance Plan) of ADC for executive officers (including those named in the summary compensation table) and certain other high-level executives. The Severance Plan provides for severance payments to eligible employees whose employment is terminated, either voluntarily with “good reason” (as defined in the Severance Plan) or involuntarily, during the two-year period following a change in control. The amount of severance pay to be received by the Chief Executive Officer is three times such person’s annual base salary and annual target bonus, and for other eligible executives is two times their annual base salary and target bonus. The Severance Plan also provides for payment of a pro rata portion of the employee’s bonus under the MIP or other applicable incentive bonus plan for the year in which employment termination occurs. Payment will be made in a lump sum upon termination of employment. Under the Severance Plan, any severance payment to an eligible executive is increased by the amount, if any, necessary to take into account any additional taxes as a result of such payments being treated as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code. If there had been a change in control as of the end of fiscal 2003 and the employment of the executive officers named in the summary compensation table above (other than Messrs. Roscitt and Hilbert, who were not employed by ADC as of the end of fiscal 2003) had been immediately terminated, then Messrs. Switz, Pratt, O’Brien, Nicholson and Ms. Anderson would have been entitled to receive lump-sum payments upon termination of $3,850,000, $1,277,500, $744,532, $840,000 and $875,438, respectively, pursuant to the terms of the Severance Plan. These amounts do not take into account any increases necessary to compensate such individuals for additional taxes resulting from the application of Section 280G of the Internal Revenue Code.

We have other compensatory arrangements with our executive officers relating to a change in control of ADC. All stock option agreements outstanding under our employee stock option plans provide for the acceleration of exercisability of options upon a change in control (or, in certain cases, only if the optionee’s employment is terminated without cause within two years following a change in control). In addition to stock options, our Compensation Committee has granted restricted stock awards to some of our executive officers. These restricted stock award agreements provide for accelerated vesting of all outstanding shares of restricted stock following a change in control.

The Compensation Committee also has previously approved severance guidelines for executive officers who may be terminated involuntarily without cause outside of the change-in-control context. These guidelines provide for a severance payment ranging from nine to 15 months of base salary and two months of continued employee benefits. These guidelines may be changed at any time in the discretion of the Compensation

Committee. In connection with our recruitment of Messrs. Pratt and Nicholson during fiscal 2002, we agreed to provide a severance payment of 18 months of base salary if their employment is terminated involuntarily without cause or voluntarily with good reason within three years of their respective start dates. These individual severance commitments are coextensive with, and not in addition to, our general severance guidelines for executive officers.

Employment Agreements

We entered into an employment agreement with Mr. Switz in conjunction with his appointment as Chief Executive Officer effective August 13, 2003. We considered a number of factors in entering into this agreement, including competitive practices at U.S. telecommunications and technology companies of our approximate size, our existing compensation and benefit programs, and our recent use of a combination of stock options and restricted stock to selected executives to provide a balanced long-term retention and performance incentive as well as an opportunity to increase ownership of ADC common stock. The term of this agreement continues until August 13, 2006, and it automatically renews for successive one-year periods unless either party elects to terminate the agreement.

Mr. Switz’s agreement provides for an initial base salary of $550,000 per year and a target annual incentive bonus under our Executive Management Incentive Plan of 100% of base salary. The criteria for earning the bonus are set by the Compensation Committee each year. The agreement also provided for the grant of an option to acquire 1,200,000 shares with an exercise price equal to the market price of our common stock on the date of grant and a grant of 650,000 restricted shares, both of which were made on August 29, 2003. Vesting of these grants occurs over a three-year period.

The agreement also contains customary non-competition and non-solicitation covenants on the part of Mr. Switz, and provides for the payment of employee benefits and certain executive perquisites.

The compensation payable to Mr. Switz in the event of his termination of employment depends on the nature of the termination as described below:

•	In the case of Mr. Switz’ death or total disability, the agreement provides for full vesting of the restricted stock and stock option awards made in August 2003, and the exercise period of the stock option awards would extend until the earlier of the third anniversary of his termination of employment or the end of the ten-year term of the option.

•	In the event that Mr. Switz voluntarily terminates his employment without “good reason” or if we terminate his employment for “cause” (both as defined in the agreement), no compensation will be provided other than the normal payment of salary already earned and other benefits to which he is legally entitled as an employee.

•	In the event that Mr. Switz terminates his employment for good reason or if we terminate his employment for reasons other than cause, Mr. Switz is entitled to (a) a lump sum cash severance equal to 200% of the base salary and target annual incentive, (b) payment of the employer portion of medical and dental premiums under COBRA for up to six months, and (c) accelerated vesting of the August 2003 stock option and restricted stock awards, in which case he would be able to exercise this stock option until the earlier of the third anniversary of his termination of employment or the end of the ten-year term of the option.

•	If Mr. Switz’ employment is terminated following a change in control, he is entitled to the benefits provided by our then-current Executive Change in Control Severance Plan, and if such benefits are paid, he is not entitled to any other payment or benefits under the employment agreement.

We entered into an employment agreement with Mr. Roscitt in connection with his appointment as our Chief Executive Officer on February 15, 2001. Because of the extended economic downturn in the telecommunications industry, we entered into an amendment to this agreement with Mr. Roscitt on November 27, 2002. The agreement, as amended, provided for no increase to his base salary of $900,000 or target incentive of 100% of base salary for fiscal year 2003, and maintained the original schedule of restricted cash payments, including $1.33 million payable in fiscal 2003 that was agreed to in light of compensation that he could forfeit by leaving his previous employer. Under the amendment, Mr. Roscitt received an option grant for 3,000,000 shares during fiscal 2003, which was a lesser number of shares than specified in his original agreement. Consistent with our practice with respect to other selected senior officers during fiscal 2003, the amendment also provided Mr. Roscitt with a grant of restricted stock of 750,000 shares. The employment agreement provided for no special compensation to Mr. Roscitt in the event of his voluntary termination of employment, and none was paid as a result of his resignation. All of Mr. Roscitt’s unvested stock options and unvested shares of restricted stock were forfeited by reason of his resignation.

COMPARATIVE STOCK PERFORMANCE

The table below compares the cumulative total shareowner return on our common stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P 500 Communications Equipment Index over the same period (assuming the investment on October 31, 1998, of $100 in our common stock, the S&P 500 Index and the S&P 500 Communications Equipment Index and reinvestment of all dividends).

Total Return

[1]	Total return calculations for the Standard & Poor’s 500 Index were performed by Standard & Poor’s.

[2]	Total return calculations for the Standard & Poor’s 500 Communications Equipment Index (consisting of ADC and 13 other telecommunications equipment manufacturers in our competitive space) were performed by Standard & Poor’s.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of ADC with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% shareowners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us during fiscal 2003, all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-10% beneficial owners were satisfied on a timely basis in fiscal 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are party to a series of equipment purchase and software licensing and maintenance agreements with Allegiance Telecom, Inc. and one or more of its subsidiaries. Under these contracts, Allegiance has purchased equipment and licensed software from us. Charles D. Yost, one of our directors until March 2, 2004, is the Chief Operating Officer and a director of Allegiance. We believe that the terms of these transactions were consistent with market conditions. Allegiance filed for protection under the U.S. Bankruptcy Code in May 2003. At the time of Allegiance’s bankruptcy filing, we were owed approximately $115,000 by Allegiance and its subsidiaries. From the time of the bankruptcy filing until the end of fiscal 2003, we issued invoices to Allegiance totaling approximately $261,000 and received approximately $207,000 in payments during that period. Accordingly, as of October 31, 2003, we were owed approximately $169,000 by Allegiance, including our pre-petition claim of $115,000.

PROPOSAL TO AMEND THE GLOBAL STOCK INCENTIVE PLAN

Proposed Amendments

On December 9, 2003, our Board of Directors adopted, subject to shareowner approval, amendments to the Global Stock Incentive Plan (the “Plan”) to:

•	increase the aggregate number of shares of ADC common stock that can be issued pursuant to restricted stock or performance share awards;

•	authorize the grant of restricted stock unit awards under the Plan, and subject these awards to the aggregate limit mentioned above;

•	authorize the grant of dividend equivalents under the Plan;

•	permit shares withheld or tendered to satisfy tax obligations of a participant relating to an award to be used for new awards under the Plan; and

•	extend the term of the Plan for three years.

None of the proposed amendments will increase the number of shares of common stock currently authorized for issuance under the Plan.

Our Board of Directors has determined that it would be in the best interests of ADC and its shareowners to effect these amendments to the Plan. Accordingly, the Board of Directors recommends that the shareowners approve the proposed amendments. If the amendments to the Plan are approved by our shareowners, these amendments will take effect on March 2, 2004. If the amendments are not approved, they will not take effect.

The proposed amendments to the Plan, and the purposes and effects of these amendments, are described below:

Restricted Stock and Performance Share Awards.    Restricted stock awards consist of shares of common stock issued to a Plan participant at the time the award is made. Generally, the shares are forfeited by the participant if his or her employment is terminated prior to the end of a restricted, or vesting, period.

Performance share awards grant the participant the right to receive common stock or a payment denominated in shares of common stock upon achievement of performance goals established by ADC.

In 2001, the Plan was amended to limit the number of shares of common stock issuable as restricted stock and performance share awards to 4,000,000 shares. Under the limit established by this amendment, 1,143,452 shares were available for restricted stock and performance share awards as of December 31, 2003. The proposed amendment to the Plan would increase the number of shares available for these types of awards. If the amendment is approved, an aggregate of 30,000,000 shares will be available for issuance pursuant to restricted stock, performance share and restricted stock unit awards granted after March 2, 2004.

At the time the 2001 amendment to the Plan limiting the number of restricted stock and performance share awards was adopted, stock options were the primary long-term incentive awards granted to ADC employees. At the present time, we intend to use “full-value” awards, such as restricted stock, performance shares and restricted stock units, as an important component of our long-term incentive program. We believe that the broader use of these types of awards is consistent with current trends in employee equity compensation programs. These types of awards are referred to as full-value awards because they do not require the holder to pay for the shares covered by the award. Rather, participants earn the award by continuing their employment with us or by meeting designated performance criteria. We believe that the use of full-value awards creates a greater long-term stock ownership mentality on the part of our employees and more effectively aligns the interests of our employees and shareowners when contrasted with the stock options. We also believe that use of these full-value award types can be less dilutive to shareowners, because the same compensation value can be given to eligible employees with fewer shares than is the case with stock options. The amendment to the Plan authorizing additional restricted stock and performance share awards is necessary to implement our new long-term incentive compensation policy including the use of full-value awards.

Restricted Stock Units.    The Plan currently does not authorize the grant of restricted stock units (other than to nonemployee directors who have elected to receive such units in lieu of cash retainer fees). Restricted share units evidence the right to receive shares of ADC common stock if a participant is employed by ADC at the end of a restricted, or vesting, period. The proposed amendment would authorize the issuance of restricted stock units, subject to the limitation described above that not more than an aggregate of 30,000,000 shares may be issued as restricted stock, performance shares or restricted stock units after March 2, 2004.

Like restricted stock and performance awards, restricted stock unit awards are a form of full-value awards that ADC would like to have the ability to grant for the reasons discussed above. Adoption of the proposed amendment will give us the flexibility to grant restricted stock units as part of ADC’s full-value award incentive program.

Dividend Equivalent Rights.    The Plan does not currently authorize the issuance of dividend equivalent rights to participants (other than to nonemployee directors who have received restricted stock units in lieu of cash retainer fees). Dividend equivalents entitle the holder of such units to receive payments (in cash or shares of common stock) equivalent to the amount of cash dividends paid by ADC to holders of common stock. The proposed amendment would permit ADC to award dividend equivalent rights under the Plan.

ADC currently does not pay cash dividends. Although we presently have no intention to do so, the Board of Directors may elect to pay such dividends in the future. As a result, ADC would like the flexibility to grant dividend equivalents to holders of restricted stock units. If restricted stock units are granted and cash dividends are paid on the common stock in the future, the proposed amendment would permit ADC to place holders of restricted stock units in the same economic position as holders of restricted stock.

Reuse of Shares.    The Plan permits a participant to satisfy tax obligations resulting from the exercise or receipt of (or the lapse of restrictions relating to) an award by (a) electing to have ADC withhold shares the participant otherwise would receive as a result of the award or (b) delivering to ADC other shares previously owned by the participant. Although the Plan permits the reuse of shares used to pay the exercise price of stock options, the Plan does not authorize the reuse of shares tendered or withheld to pay tax obligations of a participant.

The proposed amendment would permit shares tendered or withheld for this purpose to be used for new awards. The amendment will not increase the aggregate net number of shares that may be issued under the Plan. Also, we believe the amendment is appropriate given ADC’s intention to issue a larger number of full value awards such as restricted stock, performance share and restricted stock unit awards. We anticipate that a significant number of shares will be tendered or withheld to pay tax obligations relating to full-value awards, and we believe that the ability to reuse these shares for new awards is an important component of ADC’s full-value award program.

Term of the Plan.    The Plan currently provides that it will expire on February 26, 2006. Under the terms of the Plan, no awards may be made under the Plan after such date. The proposed amendment would extend the term of the Plan another three years until March 2, 2009. Because the number of shares of common stock authorized for issuance under the Plan is currently expected to be sufficient to cover awards made beyond 2006, we believe the amendment extending the term of the plan is appropriate and desirable.

Summary of the Plan

We have maintained the Plan, a stock incentive plan for key employees and nonemployee directors, since 1991. The following is a summary of material terms of the Plan:

All key employees of ADC (and its subsidiaries and affiliates in which ADC has a significant equity interest) and nonemployee directors of ADC are eligible to receive awards under the Plan.

The Plan permits the granting of:

•	stock options, including “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code and stock options that do not meet these requirements (options that do not meet these requirements are called “nonqualified stock options”);

•	stock appreciation rights, or “SARs”;

•	restricted stock; and

•	performance awards payable in stock.

As of December 31, 2003, 81,325,083 shares of our common stock were available for granting future awards under the Plan. The number of shares that can be granted as restricted stock and performance awards under the Plan after February 27, 2001, is limited to an aggregate of 4,000,000 shares. As of December 31, 2003, 1,143,452 shares of our common stock were available for grant as restricted stock and performance awards.

The Plan is administered by the Compensation Committee of our Board of Directors. The Committee has the authority to:

•	establish rules for the administration of the Plan;

•	select the participants to whom awards are granted;

•	determine the types of awards to be granted and the number of shares of our common stock covered by the awards; and

•	set the terms and conditions of the awards.

The Committee also may determine whether the payment of any amounts received under any award shall or may be deferred and may authorize payments representing cash dividends in connection with any deferred award of shares of our common stock. Determinations and interpretations with respect to the Plan are in the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties. The Committee may delegate to one or more officers the right to grant awards with respect to individuals who are not executive officers subject to Section 16(b) of the Securities Exchange Act of 1934. Unless otherwise determined by the Committee, awards are granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that, upon the grant or exercise of the award, the holder will receive shares of our common stock, cash or any combination thereof, as the Committee determines.

Under the Plan, we have agreed, without the consent of our shareowners, to not “reprice” options, which means that we cannot lower the exercise price of outstanding options, whether through amendment or through cancellation of outstanding options followed by replacement grants of options with a lower exercise price.

No participant may be granted any award or awards under the Plan, the value of which award or awards is based solely on an increase in the value of shares after the date of grant of the award or awards, for more than 4,000,000 shares, in the aggregate, in any one calendar year.

The maximum term of any option granted under the Plan is limited to 10 years. The exercise price per share under any stock option or the grant price of any SAR cannot be less than the average of the high and low daily trading price of our common stock on the date of the grant of the option or SAR. Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by the tendering of shares of our common stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price.

The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee so determines, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

The holder of restricted stock may have all of the rights of our shareowners (including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect to the award) or the holder’s rights may be restricted. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Upon termination of the holder’s employment during the restriction period, restricted stock shall be forfeited unless the Committee determines otherwise.

Performance awards provide the holder thereof the right to receive payment, in whole or in part, upon the achievement of performance goals established by the Committee during performance periods established by the Committee. A performance award granted under the Plan may be denominated or payable only in shares of our common stock or in restricted stock.

No award granted under the Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, other than by will, by designation of a beneficiary, or by laws of descent and distribution, except that nonqualified stock options may be transferred by a participant in the Plan to certain members of the participant’s family, family trusts or partnerships, so long as, in the case of any transfer to any of these persons, (a) there is no consideration for the transfer or the transfer is made in connection with a marital dissolution and (b) the options held by the transferees continue to be subject to the same terms and conditions (including restrictions or subsequent transfers) as were applicable to the options immediately prior to their transfer. During the individual’s lifetime, each award is exercisable only by the participant, the participant’s permitted transferees or, if permissible under applicable law, by the individual’s guardian or legal representative.

If any shares of our common stock subject to any award or to which an award relates are not purchased or are forfeited, or if any award terminates without the delivery of shares or other consideration, the shares previously used for these awards will become available for future awards under the Plan. Except as otherwise provided under procedures adopted by the Committee to avoid double-counting with respect to awards granted in tandem with or in substitution for other awards, all shares relating to awards granted are counted against the aggregate number of shares available for granting awards under the Plan.

If any corporate transaction or other event occurs and affects the shares of our common stock in a way that would make an adjustment appropriate in order to prevent dilution or enlargement of the benefits available under the Plan, then the Committee may adjust, in whatever manner it deems equitable:

•	the number and type of shares (or other securities or property) that thereafter may be made the subject of awards;

•	the number and type of shares (or other securities or property) subject to the outstanding awards; and

•	the exercise price with respect to any award.

Events or transactions that might result in these types of adjustment may include, among other things, any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities of ADC, or the issuance of warrants or other rights to purchase shares of our common stock or other securities of ADC. In addition, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award agreement in the manner and to the extent it deems desirable to implement the Plan.

The Board of Directors may amend, alter or discontinue the Plan at any time. However, shareowner approval must be obtained for any change that:

•	absent shareowner approval, would cause Rule 16b-3 promulgated under the Securities Exchange Act of 1934 to become unavailable with respect to the Plan;

•	requires the approval of our shareowners under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange applicable to us; or

•	requires the approval of our shareowners under the Internal Revenue Code in order to permit incentive stock options to be granted under the Plan.

Unless otherwise expressly provided in the Plan or an applicable award agreement, any award granted may extend beyond the termination date of the Plan. The Plan is scheduled to terminate on February 26, 2006.

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan:

The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and we will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a nonqualified stock option the holder must recognize ordinary income equal to (a) the excess of the fair market value of the shares of our common stock acquired on the date of exercise, over (b) the exercise price. We will be entitled at the time of exercise of a nonqualified option to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received by the holder of the SAR and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and deductible by us. The tax consequences to the holder of a stock option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether the shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option or SAR. Generally there will be no tax consequence to us in connection with a disposition of shares acquired under an option, unless the shares were acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

With respect to other awards granted under the Plan that are payable in shares of our common stock and that are either transferable or not subject to substantial risk of forfeiture, the holder of these types of awards must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of receipt), over (b) the amount (if any) paid for the shares by the holder of the award. We will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of (x) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier), over (y) the amount (if any) paid for these shares by the holder, and we will be entitled at that time to a tax deduction for the same amount.

Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, unless a special election is made pursuant to the Internal Revenue Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted with respect to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our tax deduction, may be determined as of the end of such period.

Under the Plan, subject to the discretion of the Committee and upon the terms and conditions it may impose, the Committee may permit participants receiving or exercising awards to surrender shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participants) to us to satisfy federal and state withholding tax obligations. In addition, subject to its discretion and any rules it may adopt, the Committee may grant a bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the receipt or exercise of (or lapse of restrictions relating to) an award. The amount of this bonus will be taxable to the participant as ordinary income, and we will have a corresponding deduction equal to that amount (subject to the usual rules concerning reasonable compensation).

Board Recommendation and Shareowner Vote Required

The Board of Directors recommends that you vote FOR approval of the proposal to amend the Global Stock Incentive Plan.

Unless otherwise directed, the persons named in the accompanying proxy card intend to vote the proxies held by them in favor of the proposal. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the annual meeting on this item of business is required for the approval of the proposal (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of our common stock). If a shareowner abstains from voting on this proposal, then the shares held by that shareowner will be deemed present at the annual meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to this proposal, but will not be deemed to have been voted in favor of this proposal. If a broker returns a “nonvote” proxy indicating a lack of authority to vote on this proposal, then the shares covered by the broker nonvote will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to this proposal.

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK

Proposed Amendment

Our Articles of Incorporation authorize the issuance of up to 1,200,000,000 shares of common stock, par value $.20 per share, and 10,000,000 shares of preferred stock, no par value. As of December 31, 2003, 806,101,834 shares of common stock were issued and outstanding, and the remaining 393,898,166 shares of common stock were authorized but unissued shares. Of these unissued shares, 162,823,777 shares are reserved for issuance under our Global Stock Incentive Plan and other ADC stock incentive and purchase plans. In addition, 99,676,053 shares are reserved for issuance upon conversion of our $400,000,000 of convertible subordinated notes issued in June 2003. Accordingly, as of December 31, 2003, there were only 131,398,336 shares of common stock available for issuance for other purposes. No shares of preferred stock have been issued.

On December 9, 2003, our Board of Directors determined that it would be in the best interests of ADC and our shareowners to amend our Articles of Incorporation to increase the number of authorized shares of common stock from 1,200,000,000 to 2,400,000,000 shares. The Board of Directors recommends that the shareowners of ADC approve an amendment to Article 3 of our Articles of Incorporation to approve this increase in the authorized shares of common stock. The full text of the resolution recommended for adoption by the shareowners to approve the proposed amendment is as follows:

RESOLVED, that the first sentence of Article 3 of the Company’s Restated Articles of Incorporation shall be amended as follows:

The aggregate number of shares which this corporation shall have authority to issue is 2,410,000,000 shares, divided into 2,400,000,000 shares of Common Stock, par value $.20 per share, and 10,000,000 shares of Preferred Stock, no par value.

Purposes and Effects of the Amendment

ADC currently has a very limited number of shares of common stock available for future issuance. Our Board of Directors believes that the availability of additional authorized but unissued shares will provide ADC with greater flexibility to issue common stock for a variety of corporate purposes, without the delay and expense associated with convening a special shareowners’ meeting. These purposes may include raising equity capital, acquiring businesses and assets, adopting new stock plans or reserving additional shares for issuance under existing stock plans and under stock plans of acquired companies. Although the proposed amendment would provide us with additional flexibility, we remain subject to the NASDAQ stock market listing rules, which currently require that we obtain shareowner approval prior to issuing more than 20% of our outstanding stock for an acquisition or for any additional shares to be used for most employee stock plans. Other than shares currently reserved for issuance under our stock incentive and purchase plans and ADC’s convertible subordinated notes, the Board has not authorized the issuance of any additional shares of common stock. In addition, there are no current agreements or commitments for the issuance of additional shares.

If the proposed amendment to our Articles of Incorporation is adopted, the additional authorized shares of common stock will be available for issuance from time to time at the discretion of the Board of Directors without further action by the shareowners, except where shareowner approval is required by the NASDAQ stock market listing rules, other stock exchange requirements or to obtain favorable tax treatment for certain employee incentive plans. The additional authorized shares would be part of the existing class of ADC common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Such additional shares of common stock would not (and the shares of common stock currently outstanding do not) entitle holders of common stock to cumulative voting rights, nor would current shareowners have any automatic, or preemptive, rights to purchase any of the additional authorized shares.

Any future issuance of additional authorized shares of common stock may, among other things, dilute the earnings per share of the common stock and the equity and voting rights of those holding common stock at the time the additional shares are issued.

Although an increase in the number of authorized shares of common stock could, under certain circumstances, be construed as delaying or preventing a change of control of ADC (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction involving the combination of ADC with another company), we are not proposing this amendment to the Articles of Incorporation in response to any effort to accumulate ADC common stock or to obtain control of ADC by means of a merger, tender offer or proxy solicitation in opposition to management.

Board Recommendation and Shareowner Vote Required

The Board of Directors recommends that you vote FOR the proposal to amend our Articles of Incorporation as described above. Unless otherwise directed, the persons named in the accompanying proxy card intend to vote the proxies held by them in favor of the proposal. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote and the Annual Meeting on this item of business is required for the approval of the proposal (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of our common stock).

If a shareowner abstains from voting on this proposal, then the shares held by that shareowner will be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to this proposal, but will not be deemed to have been voted in favor of this proposal.

PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS

General

Our Audit Committee is asking shareowners to ratify its appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending October 31, 2004. In the event the shareowners fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of ADC and its shareowners.

Ernst & Young LLP has audited ADC’s consolidated financial statements for the past two fiscal years. Representatives of Ernst & Young LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions after the meeting.

Principal Accountant Fees and Services

The following is a summary of the fees billed to ADC by Ernst & Young LLP for professional services rendered for the fiscal years ended October 31, 2003, and October 31, 2002:

Fee Category	Fiscal 2003 Fees	Fiscal 2002 Fees
Audit Fees	$1,011,600	$978,317
Audit-Related Fees	116,568	34,000
Tax Fees	137,255	0
All Other Fees	0	0
Total Fees	$1,265,423	$1,012,317

Audit Fees.    Consists of fees billed for professional services rendered for the audit of ADC’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of ADC’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consolidations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, custom and duties, acquisitions and divestitures and international tax planning.

All Other Fees.    Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All services provided by our independent auditor, Ernst & Young LLP, are subject to pre-approval by our Audit Committee. The Audit Committee has authorized the Chair of the Committee to approve services by Ernst & Young LLP in the event there is a need for such approval prior to the next full Audit Committee meeting. However, a full report of any such interim approvals must be given at the next Audit Committee meeting. Before granting any approval, the Audit Committee (or the committee Chair, if applicable) must receive: (1) a detailed description of the proposed service; (2) a statement from management as to why they believe Ernst & Young LLP is best qualified to perform the service; and (3) an estimate of the fees to be incurred. Before granting any approval, the Audit Committee (or the committee Chair, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on Ernst & Young LLP’s independence.

Former Independent Auditors

On May 21, 2002, our Board of Directors, with the unanimous recommendation of our Audit Committee of the Board, dismissed Arthur Andersen LLP (“Andersen”) as our independent public accounts. The audit reports of Andersen on our consolidated financial statements for the fiscal year ended October 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal year ended October 31, 2001, and through the date of Andersen’s dismissal (a) there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of such disagreement in connection with Andersen’s report on our consolidated financial statements for such year; and (b) there were no reportable events as listed in Item 301(a)(1)(v) of Regulation S-K.

We provided Andersen with a copy of the foregoing disclosures and Andersen in turn provided a letter dated May 22, 2002, stating its agreement with such statements.

Also, on May 21, 2002, our Board of Directors, with the unanimous recommendation of our Audit Committee, appointed Ernst & Young LLP as our independent public accountant for our fiscal year ending October 31, 2002. During fiscal 2001 and through the date we appointed Ernst & Young as our accountant, neither we nor anyone acting on our behalf consulted Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(ii) of Regulation S-K.

Recommendation of the Board of Directors

The Audit Committee of the Board of Directors recommends that the shareowners vote FOR the ratification of the appointment of Ernst & Young LLP to serve as ADC’s independent auditors for the fiscal year ending October 31, 2004. Unless otherwise directed, the persons named in the accompanying proxy card intend to vote the proxies held by them in favor of the proposal. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote and the Annual Meeting on this item of business is required for the approval of the proposal (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of our common stock).

If a shareowner abstains from voting on this proposal, then the shares held by that shareowner will be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to this proposal, but will not be deemed to have been voted in favor of this proposal.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Board of Directors is responsible for overseeing management’s financial reporting practices and internal controls. The Audit Committee is composed of four non-employee directors, all of whom are independent under the applicable NASDAQ listing standards.

The Audit Committee acts under a written charter that was first adopted and approved by our Board of Directors on August 1, 2000. A copy of our amended and restated charter approved on December 10, 2003, was included with our 2003 proxy statement.

In connection with our consolidated financial statements for the fiscal year ended October 31, 2003, the Audit Committee has:

•	reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K with management and with representatives of Ernst & Young LLP, our independent auditors;

•	discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

•	received from our independent auditors the disclosures regarding Ernst & Young LLP’s independence as required by Independence Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the independence of Ernst & Young LLP with representatives of such firm.

Based on these actions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2003, and filed with the Securities and Exchange Commission.

Mickey P. Foret, Chair
John A. Blanchard III
Larry W. Wangberg
John D. Wunsch

Members
Audit Committee

SHAREOWNER PROPOSALS FOR THE NEXT ANNUAL MEETING

Shareowners wishing to present proposals to be considered for inclusion in ADC’s proxy statement for the 2005 Annual Shareowners’ Meeting are to deliver the proposals so they are received by us by no later than September 28, 2004, at ADC Telecommunications, Inc., Attn: Corporate Secretary, P.O. Box 1101, Minneapolis, MN 55440-1101. The proposals must be submitted in accordance with all applicable rules and regulations of the Securities and Exchange Commission.

ADC’s Bylaws provide that a shareowner may present a proposal at the 2005 Annual Meeting that is not included in the proxy statement if proper written notice is received by ADC’s Corporate Secretary at the principal executive offices of ADC by the close of business on September 28, 2004. The proposal must contain the specific information required by ADC’s Bylaws. You may obtain a copy of the Bylaws by writing to ADC’s Corporate Secretary.

OTHER MATTERS

We know of no other matters to come before the annual meeting. If other matters are brought properly before the annual meeting, it is the intention of the persons named as proxies on the enclosed proxy card to vote as they deem in the best interests of ADC.

BY ORDER OF THE BOARD OF DIRECTORS

JEFFREY D. PFLAUM
Vice President, General Counsel and Secretary

January 26, 2004

ADC TELECOMMUNICATIONS, INC.
NOTICE OF DELIVERY OF DOCUMENTS
TO EMPLOYEE-SHAREOWNERS VIA THE INTERNET

     In connection with the ADC Telecommunications, Inc. 2004 Annual Meeting of Shareowners, ADC is required to provide you with the following documents:

•	ADC’s annual report to shareowners for its fiscal year ended October 31, 2003; and

•	ADC’s proxy statement for its 2004 Annual Meeting of Shareowners filed with the Securities and Exchange Commission.

ADC has chosen to provide these documents to you via an Internet web site, which you may access through your personal computer or at any of the employee computer kiosks set up around your worksite. To access the documents, go to http://www.adc.com/investorrelations/ and click on the links entitled “2003 Annual Report” and “Proxy for the 2004 Annual Meeting.” ADC’s annual report and proxy statement will be available on this website on or about January 26, 2004.

ADC will provide you with paper copies of any of these documents, without charge, upon your request. If you prefer to receive paper copies of one or more of the documents listed above, please contact:

ADC
Investor Relations
P.O. Box 1101 (MS041)
Minneapolis, MN 55440-1101
telephone: (952) 917-0991
e-mail: investor@adc.com

Providing these documents via the Internet is a fast and efficient way to distribute the documents. It also reduces significant costs of printing and distributing these documents through the mail.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions
and for electronic delivery of information up until 11:59
P.M. Eastern Time the day before the meeting date.
Have your proxy card in hand when you access the
web site and follow the instructions to obtain
your records and to create an electronic voting
instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting
instructions up until 11:59 P.M. Eastern Time the day
before the meeting date. Have your proxy card in
hand when you call and then follow the instructions.

VOTE BY MAIL -
Mark, sign and date your proxy card and return it in the
postage-paid envelope we’ve provided or return to ADC
Telecommunications, Inc., c/o ADP, 51 Mercedes Way,
Edgewood, NY 11717.

ADC TELECOMMUNICATIONS, INC.
13625 TECHNOLOGY DRIVE
EDEN PRAIRIE, MINNESOTA 55344

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ADCTLC	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 ADC TELECOMMUNICATIONS, INC.
      Vote on Directors

1.	The election of four directors for terms expiring in 2007 1) Robert Annunziata 2) John J. Boyle III 3) Larry W. Wangberg 4) Robert E. Switz	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for certain of the director nominees, mark “For All Except” and list the nominees for which your vote is withheld on the line below.

     Vote on Proposals

		For	Against	Abstain
2.	Proposal to amend ADC’s Global Stock Incentive Plan as described in the proxy statement.	☐	☐	☐
3.	Proposal to amend ADC’s Articles of Incorporation to increase the authorized shares of common stock that may be issued from 1,200,000,000 shares to 2,400,000,000 shares.	☐	☐	☐
4.	Proposal to ratify the appointment of Ernst & Young LLP as ADC’s independent auditors for the Company’s fiscal year ending October 31, 2004.	☐	☐	☐
PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EVERY ITEM AND ALL DIRECTOR NOMINEES LISTED ABOVE. THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.
For an address change, please check this box and write them on the back where indicated. ☐

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners)	Date

ADC TELECOMMUNICATIONS, INC.
13625 Technology Drive, Eden Prairie, Minnesota 55344

PROXY FOR ANNUAL MEETING OF SHAREOWNERS TO BE HELD MARCH 2, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Robert E. Switz and Jeffrey D. Pflaum as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of ADC Telecommunications, Inc. (“ADC”) held by the undersigned of record on January 7, 2004, at the annual meeting of the shareowners of ADC to be held at the Thrivent Financial Building, 625 Fourth Avenue South, Minneapolis, Minnesota, on March 2, 2004 at 9:00 a.m. Central Standard Time, and at any and all adjournments thereof, and hereby revoke(s) all former proxies.

If the undersigned is a participant in the ADC Retirement Savings Plan, the undersigned hereby directs American Express Trust Company, as Trustee of the ADC Retirement Savings Plan, to vote at the annual meeting of the shareowners of ADC to be held on March 2, 2004 and at any and all adjournments thereof, the shares of common stock of ADC allocated to the account of the undersigned as specified on this card. For participants in the ADC Retirement Savings Plan, if this card is not received by the Trustee by February 26, 2004, or if it is received but the voting instructions are invalid, the stock with respect to which the undersigned could have instructed the Trustee will be voted in the same proportions as the shares for which the Trustee received valid participant voting instructions.

Address Change:

(If you noted any Address Change above, please mark corresponding box on the reverse side.)

(Sign on reverse side)

ADC TELECOMMUNICATIONS, INC.
GLOBAL STOCK INCENTIVE PLAN

(as amended and restated through March 2, 2004)

Section 1. Purpose.

     The purposes of the ADC Telecommunications, Inc. Global Stock Incentive Plan (the “Plan”) are to: (i) aid in maintaining and developing key employees capable of assuring the future success of ADC Telecommunications, Inc. (the “Company”), and to offer such personnel incentives to put forth maximum efforts for the success of the Company’s business; (ii) to enhance the Company’s ability to attract and retain the services of experienced and knowledgeable outside directors; and (iii) to afford such key employees and outside directors an opportunity to acquire a proprietary interest in the Company, thereby aligning their interests with the interests of the Company’s shareholders.

Section 2. Definitions.

     As used in the Plan, the following terms shall have the meanings set forth below:

     (a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

     (b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Performance Award granted under the Plan.

     (c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

     (d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (e) “Committee” shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than three directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3.

     (f) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

     (g) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Shares on a given date shall be (i) the last sale price of the Shares as reported on the Nasdaq National Market System on such date, if the Shares are then quoted on the Nasdaq National Market System or (ii) the closing price of the Shares on such date on a national securities exchange, if the shares are then being traded on a national securities exchange.

     (h) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     (i) “Key Employee” shall mean any employee of the Company or any Affiliate who the Committee determines to be a key employee.

     (j) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

     (k) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     (l) “Outside Director” shall mean each member of the Board of Directors of the Company that is not also an employee of the Company or any Affiliate of the Company.

     (m) “Participant” shall mean either a Key Employee or an Outside Director designated to be granted an Award under the Plan.

     (n) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

     (o) “Person” shall mean any individual, corporation, partnership, association or trust.

     (p) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

     (q) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share at some future date.

     (r) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

     (s) “Shares” shall mean shares of Common Stock, $.20 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

     (t) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration.

     (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock or Restricted Stock Units; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash or Shares payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the

2

Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

     (b) Meetings of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as the Committee may determine. A majority of the Committee’s members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

Section 4. Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(c), as of November 1, 2001, the number of Shares available for the issuance of shares under outstanding Awards and the granting of future Awards under the Plan shall be 149,308,431. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares or cash payments to be received thereunder, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, any Shares that are used by a Participant as full or partial payment to the Company of the purchase price of Shares acquired upon exercise of an Option or to satisfy applicable tax withholding requirements (including social insurance requirements) upon the exercise or vesting of an Award shall again be available for granting Awards.

     (b) Accounting for Awards. For purposes of this Section 4,

(i) if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

(ii) if an Award entitles the holder to receive cash payments but the amount of such payments are denominated in or based on a number of Shares, such number of Shares shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan;

provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

3

     (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or securities or other property) subject to outstanding Awards and (iii) the exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

     (d) Incentive Stock Options. The aggregate number of Shares available as of November 1, 2001 for outstanding Incentive Stock Options and for granting Incentive Stock Options under the Plan shall not exceed 149,308,431, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code.

Section 5. Eligibility.

     Any Key Employee, including any Key Employee who is an officer or director of the Company or any Affiliate, and any Outside Director shall be eligible to be designated a Participant; provided, however, that an Incentive Stock Option shall not be granted to: (1) an Outside Director; or (2) an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

Section 6. Awards.

     (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the average of the high and low daily trading prices (rounded down to the nearest whole cent) of a Share on the date of grant as reported on the Nasdaq National Market System, if the Shares are then quoted on the Nasdaq National Market System or (ii) the average of the high and low daily trading prices (rounded down to the nearest whole cent) of a Share on a national securities exchange, if the shares are then being traded an a national securities exchange on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee, but such term shall not exceed 10 years from the date on which such Option is granted.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price)

4

in which payment of the exercise price with respect thereto may be made or deemed to have been made.

     (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than the exercise price for an Option as described in Section 6(a)(i) hereof on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment or upon resignation or removal as an Outside Director (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(iv) Limit on Restricted Stock and Restricted Stock Units Awards. Grants of Restricted Stock and Restricted Stock Units shall be subject to the limitations set forth in Section 6(f) hereof.

5

     (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) shall be granted and payable in Shares (including, without limitation, Restricted Stock) and (ii) shall confer on the holder thereof the right to receive Shares upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the number of shares to be issued pursuant to any Performance Award shall be determined by the Committee. Grants of Performance Awards shall be subject to the limitations set forth in Section 6(f) hereof.

     (e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants who hold Restricted Stock Units or Performance Awards shall be entitled to receive payments (in cash or Shares, as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

     (f) Limit on Restricted Stock, Restricted Stock Units and Performance Awards. The maximum number of Shares under the Plan available for grants of Restricted Stock, Restricted Stock Units and Performance Awards made from and after March 2, 2004, in the aggregate, shall be 30,000,000 Shares.

     (g) General.

(i) No Cash Consideration for Awards. Except as otherwise determined by the Committee, Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in Shares, cash or a combination thereof as the Committee shall determine, and may be made in a single payment, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.

(iv) Limits On Transfer of Awards. No Award and no right under any such Award shall be assignable, alienable, salable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that a Participant may, in the manner established by the Committee,

6

(A) designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant, or

(B) transfer a Non-Qualified Stock Option to any “family member” (as such term is used in Form S-8 under the Securities Act of 1933) of such Participant, provided that (1) there is no consideration for such transfer or such transfer is effected pursuant to a domestic relations order in settlement of marital property rights, and (2) the Non-Qualified Stock Options held by such transferees continue to be subject to the same terms and conditions (including restrictions or subsequent transfers) as were applicable to such Non-Qualified Stock Options immediately prior to their transfer.

Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant, by a transferee pursuant to a transfer permitted by clause (B) of this Section 6(g)(iv), or, if permissible under applicable law, by the Participant’s or such transferee’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

     (v) Term of Awards. Subject to the terms of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

     (vi) Rule 16b-3 Six-Month Limitations. To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

     (vii) Restrictions; Securities Exchange Listing. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal, state or foreign securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares are traded on a securities exchange, the Company shall not be required to deliver any Shares covered by an Award unless and until such Shares have been admitted for trading on such securities exchange.

     (viii) Award Limitations Under the Plan. No Participant may be granted any Award or Awards under the Plan, the value of which Award or Awards are based solely on an increase in the value of Shares after the date of grant of such Award or Awards, for more than 4,000,000 Shares, in the aggregate, in any one calendar year period beginning with the 1994 calendar year. The foregoing annual limitation specifically includes the grant of any Awards representing qualified performance-based compensation, within the meaning of Section 162(m) of the Code.

7

Section 7. Amendment and Termination; Adjustments.

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that:

(i) absent such approval, would cause Rule 16b-3 to become unavailable with respect to the Plan;

(ii) requires the approval of the Company’s shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company; or

(iii) requires the approval of the Company’s shareholders under the Code in order to permit Incentive Stock Options to be granted under the Plan.

     (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively, subject to Section 7(c) of the Plan. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof.

     (c) Prohibition on Option Repricing. The Committee shall not reduce the exercise price of any outstanding Option, whether through amendment, cancellation or replacement grants, or any other means, without shareholder approval. In accordance with shareholder approval granted on March 4, 2003, the Company may offer to exchange certain outstanding Options in accordance with the provisions set forth on Exhibit A attached hereto and made a part hereof.

     (d) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding; Tax Bonuses.

     (a) Withholding. In order to comply with all applicable federal, state or foreign income tax or social insurance contribution laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or foreign payroll, withholding, income, social insurance contributions or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all federal, state and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair

8

Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

     (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter to approve bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal, state and foreign taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9. General Provisions.

     (a) No Rights to Awards. No Key Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

     (b) Delegation. The Committee may delegate to one or more officers of the Company or any affiliate or a committee of such officers the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Key Employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

     (c) Terms of Awards. The specific terms of an Award pursuant to the Plan shall be set forth in an Award Agreement duly executed (by manual, facsimile or electronic signature) on behalf of the Company.

     (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (e) No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or any right to remain as a member of the Board of Directors, as the case may be. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment (or remove an Outside Director), free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (f) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Minnesota.

     (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

9

     (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Effective Date of the Plan.

     The Plan shall be effective as of the date of its approval by the shareholders of the Company.

Section 11. Term of the Plan.

     Awards shall be granted under the Plan during a period commencing February 26, 1991, the date the Plan was approved by the shareholders of the Company, through March 2, 2009, the date to which the shareholders of the Company extended the expiration date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the ending date of the period stated above, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

10

EXHIBIT A

     The Company may offer, on a one-time basis, to exchange outstanding Options with an exercise price per share equal to or greater than $4.00 and an expiration date on or after January 1, 2004, whether or not such options were granted under the Plan (the “Eligible Options”), other than Options granted to the Company’s five most highly compensated executive officers named in the proxy statement for the Company’s 2003 Annual Meeting of Shareholders, members of the Board of Directors, former employees, retirees and such employees in countries outside the United States as may be deemed ineligible for the exchange program, for replacement Options (“Replacement Options”) to be granted under the Plan on a date that is at least six months and one day from the latest date on which an Eligible Option is validly surrendered. The Replacement Options will have an exercise price as described in Section 6(a)(i) of the Plan.

     The exchange ratios for shares covered by Eligible Options surrendered in exchange for shares covered by Replacement Options shall be as follows, assuming a fair market value of the Company’s Common Stock on the date of commencement of the stock option exchange program of $1.00, $2.00, $3.00, $4.00, $5.00 or $7.50 per share. For purposes of calculating the exchange ratios, the fair market value of the Common Stock will be the average of the closing prices of the Common Stock over a period of 20 consecutive trading days ending no earlier than 45 days and no later than 25 days prior to the commencement of the exchange program (the “Current Stock Price”).

		$1.00/share	$2.00/share	$3.00/share	$4.00/share	$5.00/share	$7.50/share
Tier	Current Exercise Price	Exchange Ratio	Exchange Ratio	Exchange Ratio	Exchange Ratio	Exchange Ratio	Exchange Ratio
1	$4.00 - 5.49	2.00 to 1	1.50 to 1	N/A	N/A	N/A	N/A
2	$5.50 - 7.99	3.00 to 1	2.00 to 1	1.75 to 1	N/A	N/A	N/A
3	$8.00 - 14.99	6.00 to 1	3.25 to 1	2.25 to 1	2.00 to 1	1.75 to 1	N/A
4	$15.00 or higher	11.25 to 1	5.50 to 1	3.75 to 1	3.00 to 1	2.75 to 1	2.00 to 1

     If the Current Stock Price is between the Current Stock Prices listed in the table above, the final exchange ratios will be determined by interpolating between these prices and rounding to the nearest .25 of a share. If the actual Current Stock Price is below $1.00 per share, the exchange ratios will be increased appropriately. The exchange program will be cancelled in its entirety if the Current Stock Price is equal to or greater than $7.50 per share.

     To participate in the stock option exchange program, an employee must surrender all of the Eligible Options issued to such employee with an exercise price at or above the lowest tier exercise price of Eligible Options the employee chooses to surrender.

     Each Replacement Option shall be a Non-Qualified Stock Option; shall vest 25% on the six-month anniversary of the date of grant, with an additional 25% vesting at the end of each subsequent six-month period; and shall have a term of seven years from the date of grant. All other terms of the Replacement Options shall be consistent with the Company’s standard terms for Non-Qualified Stock Options granted under the Plan.

     All other terms and conditions of the stock option exchange program shall be determined in the sole discretion of the Board of Directors or the Compensation Committee.

11